Exhibit 10.4

Dated: 22nd July, 2008

THE LENDERS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

- and -

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

as joint Arranger, Agent, Swap Bank and Security Agent

- and -

BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT

as joint Arranger, Swap Bank and Account Bank

- and -
HSH NORDBANK AG

as Swap Bank

- and -

COSTAMARE INC.
as Borrower

FACILITY AGREEMENT

relating to a loan facility of US$1,000,000,000 comprising:
(i) a term loan facility of up to US$700,000,000; and
(ii) a revolving credit facility of up to US$300,000,000

CONTENTS

Clause		Page

1	PURPOSE AND DEFINITIONS	1

2	THE TOTAL COMMITMENT AND THE ADVANCES	17

3	INTEREST AND INTEREST PERIODS	20

4	REPAYMENT AND PREPAYMENT	23

5	FEES, COMMITMENT COMMISSION AND EXPENSES	27

6	PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS	29

7	REPRESENTATIONS AND WARRANTIES	32

8	UNDERTAKINGS	37

9	CONDITIONS	48

10	EVENTS OF DEFAULT	49

11	INDEMNITIES	55

12	UNLAWFULNESS AND INCREASED COSTS	56

13	SECURITIES, APPLICATION, SET-OFF AND PRO-RATA PAYMENTS	58

14	ACCOUNTS	61

15	ASSIGNMENT, TRANSFER AND LENDING OFFICE	62

16	ARRANGERS, AGENT AND SECURITY AGENT	65

17	NOTICES AND OTHER MATTERS	75

18	GOVERNING LAW AND JURISDICTION	77

SCHEDULES

Schedule 1 The Lenders and their Commitments		85

Schedule 2 Form of Drawdown Notice		87

Schedule 3 Documents and evidence required as conditions precedent		88

Schedule 4 Form of Transfer Certificate		97

Schedule 5 Form of Trust Deed		102

Schedule 6 The Swap Banks		103

Schedule 7 Details of Tranche A Ships		104

Details of Tranche A Ships		104

Schedule 8 Details of the Existing Charterparties of the Tranche A Ships		105

Schedule 9 List of Costamare Fleet vessels		106

Schedule 10 Form of Compliance Certificate		108

THIS AGREEMENT is dated 22nd July, 2008 and made BETWEEN:

(1)   COSTAMARE INC., as Borrower;

(2)   DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as joint Arranger, Security Agent, Swap Bank and Agent;

(3)   BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT, as joint Arranger, Swap Bank and Account Bank;

(4)   HSH NORDBANK AG, as Swap Bank; and

(5)   THE LENDERS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Lenders.

IT IS AGREED as follows:

1	PURPOSE AND DEFINITIONS

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Lenders agree, according to their several obligations, to make available to the Borrower, in several Advances, a loan facility of up to One billion Dollars (US$1,000,000,000) comprising:

(a) a Term Loan Facility of up to Seven hundred million Dollars (US$700,000,000) (“Tranche A”) to be used for providing the Borrower with funds for general corporate and working capital purposes; and

(b)

a Revolving Facility of up to Three hundred million Dollars (US$300,000,000) (“Tranche B”) to be used for the purpose of financing part of the Acquisition Cost of Tranche B Ships or to finance part of the Market Value of Tranche B Ships already owned by Subsidiaries of the Borrower in order to provide the Borrower with funds for general corporate and working capital purposes.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means HVB or such other bank as may be designated by the Lenders as the Account Bank for the purpose of this Agreement (and includes its successors and assigns);

“Accounts” means, together, the Operating Accounts and any other account opened by the Borrower and maintained with the Account Bank and “Account” means any of them as the context may require;

“Accounts Pledge Agreement” means the first priority pledge executed or (as the context may require) to be entered into between one or more Owners, the Lenders and the Account Bank in respect of the Operating Accounts relative to the Ship(s) of such Owner(s) in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “Accounts Pledge Agreements”);

“Advance” means each Term Advance and each Revolving Advance;

“Agent” means DSB or such other person as may be appointed as agent by the Lenders pursuant to clause 16.13 and includes its successors in title;

“Amalgamation Date” means the date following the 12th Repayment Date upon which the Term Advances and the Revolving Advances shall be amalgamated;

“Approved Charterparty” in relation to a Ship means any time charter, agreement or related document in respect of the employment of such Ship exceeding twelve (12) month charter period, whether now existing or hereinafter entered into by the Owner thereof (and shall include any addenda thereto) and such expression also includes the Existing Charterparties;

“Approved Valuator” means any of Arrow, Howe Robinson, Clarksons, SSY, Ross Shipbrokers, Platou and Maerskbroker;

“Acquisition Cost” means, in relation to a Tranche B Ship, the aggregate amount paid or to be paid by the relevant Owner to the Seller thereof pursuant to the relevant MOA and which relates to the sale and purchase of such Tranche B Ship;

“Arrangers” means, together, DSB and HVB and includes their respective successors in title;

“Available Revolving Facility Amount” in relation to the Revolving Facility means at any time during the Availability Period in respect of the Revolving Facility, the maximum amount thereof less the aggregate amount of the Revolving Advances outstanding at that time;

“Availability Period” means the period starting on the date hereof and ending in respect of (a) the Term Loan Facility on the Final Availability Date in respect thereof or until such later date as the Lenders may agree in writing or on such earlier date (if any), (aa) on which the whole of the Term Loan Facility has been advanced by the Lenders to the Borrower, or (bb) on which the Total Commitment in respect of the Term Loan Facility is reduced to zero pursuant to clauses 10.2 or 12 or any other clause of this Agreement and (b) the Revolving Facility (i) on the Final Availability Date in respect thereof or (ii) if earlier, the date on which the Revolving Facility is fully cancelled or terminated under any provision of this Agreement;

“Balloon Instalment” has the meaning ascribed thereto in clause 4.1.1;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens, Bremen, Hamburg, Frankfurt/Main, Basel, Rotterdam and New York City (or any other relevant place of payment under clause 6);

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means COSTAMARE INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, and includes its successors in title;

“Cash flow” means at any relevant time the net charter hire of all Mortgaged Ships less the Operating Expenses;

“Charterparty Assignment” means, in relation to a Ship, the assignment of the Existing Charterparty and any other Approved Charterparty relative thereto, executed or (as the context may require) to be executed by the Owner thereof in favour of the Security Agent, in form satisfactory to the Agent (acting on the instructions of the Lenders) and respective notices of any such assignment addressed to the relevant charterer (to be served upon the occurrence of an Event of Default) and, in such case, endorsed with an acknowledgement of receipt by the relevant charterer and/or, at the discretion of the Agent, copy of irrevocable instructions of the relevant Owner to such charterer (to be given upon the occurrence of an Event of Default) for the payment of the hire to the Operating Account of such Ship and/or a copy of the relevant charter with appropriate irrevocable notation (together, the “Charterparty Assignments”);

“Classification” in relation to each Ship means the classification assigned to such Ship which is referred to in the Mortgage registered or to be registered over such Ship with the Classification Society or such other classification as the Agent (acting on the instructions of the Majority Lenders) shall, at the request of the relevant Owner, have agreed in writing and shall be treated as the Classification in relation to such Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” in relation to each Ship means Germanischer Lloyd, American Bureau of Shipping, NKK, Lloyds Register of Shipping or such other classification society which is a member of the International Association of Classifications Societies (except the Russian Maritime Register of Shipping, Russia, and China Classification Society, P.R. of China) and which the Agent (acting on the instructions of the Majority Lenders) shall, at the request of the Owner of such Ship, have agreed in writing shall be treated as the Classification Society for the purposes of the relevant Security Documents;

“Commercial Manager” means Costamare or such other person as may from time to time be approved by the Lenders for the purpose of acting as commercial manager of the Ships, and includes its successors in title;

“Commitment” means, in relation to each Lender and in respect of each of the Term Loan Facility and the Revolving Facility, the amount set out opposite its name in relation to the relevant Facility in the column headed “Commitment” in schedule 1 and/or, in the case of a Transferee Lender, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation”, in relation to any continuing Transaction, has the meaning given in each Master Agreement;

“Contribution” means, in relation to each Lender, the principal amount of the aggregate of the parts of the Term Advances and the Revolving Advances or, as the case may be, the Loan owing to such Lender at any relevant time;

“Corporate Guarantee” means an irrevocable and unconditional guarantee given or, as the context may require, to be given by a Corporate Guarantor in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “Corporate Guarantees”);

“Corporate Guarantor” means each of Costamare (subject to the provisions of clause 17.4) and the Owners (together, the “Corporate Guarantors”);

“Corporate Structure Completion Date” means a date not later than 31st December, 2008 until which the totality of the authorized, issued and outstanding shares of the owning companies of all the vessels listed in schedule 9 (save any of such vessels which, in the meantime, is sold or has become a Total Loss) and all the Ships which are not listed in such schedule but which may, in the meantime, be acquired by any of the Corporate Guarantors, shall be transferred to the Borrower and all such companies and such Corporate Guarantors shall become wholly owned Subsidiaries of the Borrower (except Costamare);

“Costamare” means COSTAMARE SHIPPING COMPANY S.A., a company incorporated and existing under the laws of the Republic of Panama and having an office established in Greece (60 Zephyrou Street, Pal. Faliro, Athens, Greece) under the Greek laws 89/67, 378/68, 27/75 and 814/78 (as amended);

“Creditors” means, together, the Arrangers, the Agent, the Security Agent, the Swap Banks, the Account Bank and the Lenders and “Creditor” means any of them as the context may require;

“Debt Service” means, on any relevant day, an amount (as conclusively certified by the Agent, save for manifest error) which is equal to the aggregate payments of principal and interest which the Borrower will be obliged to pay to the Lenders pursuant to this Agreement and the other Security Documents in the twelve (12) month period commencing on such day;

“Default Rate” means that rate of interest per annum which is determined in accordance with the provisions of clause 3.4;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and “US$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling into the Availability Period for such Advance, on which the relevant Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2;

“DSB” means DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, Bremen and Hamburg, a banking company duly incorporated under the laws of the Federal Republic of Germany acting through its office at Domshof 17, 28195 Bremen, Federal Republic of Germany (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3);

“Earnings” in relation to a Ship, means all earnings of such Ship, both present or future, including all freight, hire and passage moneys, compensation payable to the Owner thereof in the event of requisition of such Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, contributions of any nature whatsoever in respect of general average, damages for breach (or payments for variation or termination) of any charterparty or other contract for employment of such Ship and any other earnings whatsoever due or to become due to the Owner thereof in respect of such Ship and all sums recoverable under any Insurances in respect of loss of Earnings and includes, if and whenever such Ship is employed on terms whereby any and all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing agreement which is attributable to such Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of any of the Borrower and the Owners or any other Relevant Party or any person having a contractual relationship with any of the Borrower and the Owners or any other Relevant Party in connection with any Relevant Ship or her operation or the carriage of cargo thereon;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or her operation or the carriage of cargo thereon and/or passengers therein and/or provisions of goods and/or services on or from the Relevant Ship required under any Environmental Law;

“Environmental Claim” means (i) any claim, relating to an amount over US$5,000,000, by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non- compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or (ii) any claim, relating to an amount over US$5,000,000, by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, “claim” shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise);

“Environmental Incident” means (i) any release of Material of Environmental Concern from any Ship, (ii) any incident in which Material of Environmental Concern is released from a vessel other than the Ships and which involves collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, involving any Ship, the Owner thereof are actually at fault or otherwise liable (in whole or in part) or (iii) any incident in which Material of Environmental Concern is released from a vessel other than the Ships and where a Ship is actually liable to be arrested as a result and/or where the Owners are actually or allegedly at fault or otherwise liable;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment (including, without limitation, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America) which are from time to time and at any relevant time applicable to any Relevant Ship);

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Existing Charterparty” means, in relation to a Ship, the current time charter in respect of the employment of such Ship entered into by the Owner thereof, as owner (and shall include any addenda thereto);

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Agent or the Creditors) of:

(a)

all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums, crew wages, repatriation expenses and seamen’s pension fund dues) suffered, incurred, charged to or paid or committed to be paid by the Creditors (or any of them) in connection with the exercise of the powers referred to in or granted by any of the Security Documents or otherwise payable by the Borrower in accordance with the terms of any of, the Security Documents;

(b) the expenses referred to in clause 5.2; and

(c)

interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from, in the case of Expenses referred to in sub-paragraph (b) above, the date on which such Expenses were demanded by the Creditors (or any of them) from the Borrower and in all other cases, the date on which the same were suffered, incurred or paid by the Creditors (or any of them) until the date of receipt or recovery thereof (whether before or after judgement) at the Default Rate (as conclusively certified by the Agent, save in case of manifest error);

“Facilities” means, together, the Term Loan Facility and the Revolving Facility and “Facility” means either of them as the context may require;

“Final Availability Date” means in relation to:

(a) the Term Loan Facility, the 30th September, 2008; and

(b) the Revolving Facility, the Amalgamation Date;

or, in each case, such later date as the Agent (acting on the instructions of the Lenders in their sole discretion) may agree in writing;

“Final Maturity Date” in relation to the Loan means the date falling on the tenth (10th) anniversary of the Drawdown Date of the first Term Advance;

“Flag State” means in relation to a Ship, the Republic of Greece or Hong Kong or the Republic of Liberia or the Republic of Malta or such state or territory proposed in writing by the relevant

Owner to the Agent and approved (at their reasonable discretion) by the Majority Lenders, as being the “Flag State” of the relevant Ship for the purposes of the Security Documents;

“General Assignment” means in relation to each Ship the deed of general assignment of the Earnings, Insurances and Requisition Compensation (each such term as defined in the relevant Ship Security Document) thereof executed or (as the context may require) to be executed by the Owner thereof in favour of the Security Agent in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “General Assignments”);

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means the Borrower and its Subsidiaries and “Group Member” means any member of the Group;

“Guarantees” means, together, the Corporate Guarantees and the Personal Guarantees, and “Guarantee” means any of them as the context may require;

“Guarantors” means, together, the Owners and (subject to the provisions of clause 17.4) the Personal Guarantors and Costamare and “Guarantor” means any of them as the context may require;

“HVB” means Bayerische HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT, a banking company duly incorporated under the laws of Germany, having its registered office at Am Tucherpark 16, D-80538, München, Germany, acting for the purpose of this Agreement through its office at 62 Notara Street, 185 35, Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3);

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” in relation to a Ship means all policies and contracts of insurance (including, without limitation, all entries of the Ship in a protection and indemnity, war risks (including war P&I liabilities) or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of its Owner in respect of such Ship or otherwise howsoever in connection with such Ship and all benefits of such policies and/or contracts (including all claims of whatsoever nature and return of premiums);

“Interest Period” means in relation to the Loan or any part thereof, each period for the calculation of interest in respect of the Loan or such part thereof ascertained in accordance with clauses 3.2 and 3.3;

“Interest Payment Date” means in respect of the Loan or any part thereof in respect of which a separate Interest Period is fixed the last day of the relevant Interest Period and in case of any Interest Period longer than three (3) months the date(s) falling at successive three (3) months intervals during such longer Interest Period and the last day of such longer Interest Period;

“ISM Code” means in relation to its application to the Owners, the Ships and their operation:

(a)

“The International Management Code for the Safe Operation of Ships and for Pollution Prevention”, currently known or referred to as the “ISM Code”, adopted by the Assembly of the International Maritime Organisation by Resolution A. 741(18) on 4th November, 1993 and incorporated on 19th May, 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)

all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the “Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations” produced by the International Maritime Organisation pursuant to Resolution A. 788(19) adopted on 25th November, 1995;

as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a) the DOC and SMC issued by an IACS classification society pursuant to the ISM Code in relation to the Ships within the period specified by the ISM Code;

(b) all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Agent may require by request; and

(c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Ships’ or the Owners’ compliance with the ISM Code which the Agent may require by request;

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code” means the International Ship and Port Security Code of the International Maritime Organization and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of the relevant Ship pursuant to the ISPS Code;

“Lenders” means the Lenders and financial institutions listed in schedule 1 and includes their respective successors in title and Transferee Lenders and “Lender” means any of them as the context may require;

“LIBOR” means in relation to any amount and for any period:

(a)

the offered rate (if any) per annum for deposits in Dollars for such amount and for such period which is the rate, for such period, appearing on the relevant page of the Reuter screen at or about 11 a.m. London time on the Quotation Date (or, if the Lenders shall have made a determination pursuant to clause 3.6 such later time (not being later than 1 p.m. (London time) on the first day of such period) as the Agent may determine) or such other page as may replace the relevant Page of the Reuter screen on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the British Bankers’ Association Interest Settlement Rates for Dollars; and

(b)

if on such date no such rate is so displayed, LIBOR for such period shall be the rate determined by the Agent in accordance with its usual practices to obtain similar deposit(s) in Dollars on the basis of the rates quoted by the Lenders at the request of the Agent as such Lender’s offered rate for deposits in Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

“Loan” means the aggregate principal amount borrowed by the Borrower pursuant to this Agreement or (as the context may require) the principal amount thereof owing to the Lenders under this Agreement at any relevant time;

“Majority Lenders” means, at any relevant time, (a) with respect to decisions regarding change of the repayment schedule of the Loan, increase any Lender’s Commitment, any change of the financial covenants set forth in clause 8.6, change the currency in which any amount is payable by any Security Party under any of the Security Documents, change any provision of any of the Security Documents which expressly or impliedly requires the approval or consent of all of the Lenders such that the relevant approval or consent may be given otherwise than with the sanction of all of the Lenders, change the order of distribution under clause 13.2 (application of moneys), change clause 16.11 or any definition referred to in clause 16.11, change of pricing, change of the Final Maturity Date, amend this definition and/or release of the securities constituted or to be constituted by the Security Documents, Lender(s) the aggregate of whose Commitments is equal to 100% of the Total Commitment at such time or, after a Term Advance and or a Revolving Advance has been drawn down, Lender(s) the aggregate of whose Contributions at such relevant time is equal to 100% of the Loan and (b) with respect to decisions on any other matter, Lender(s), the aggregate of whose Commitments at any relevant time equals sixty seven percent (67%) of the Total Commitment or, after a Term Advance or a Revolving Advance has been drawn down, Lender(s), the aggregate of whose Contributions at any relevant time is equal to sixty seven percent (67%) of the Loan;

“Management Agreement” means, in relation to each Ship, the agreement made or (as the context may require) to be made between the Owner thereof and the relevant Manager providing for the appointment of such Manager as Commercial Manager or, as the case may be, Technical Manager of such Ship subject to and upon the terms and conditions therein contained (together, the “Management Agreements”);

“Manager’s Undertaking” means in respect of each Ship an undertaking and letter of subordination executed or (as the context may require) to be executed by the relevant Manager in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “Manager’s Undertakings”);

“Managers” means, together, the Commercial Manager and the Technical Managers;

“Mandatory Cost Rate” means in relation to the Loan the rate determined by the Agent to be equal to the highest of the respective rates notified by each Lender to the Agent as the cost to that Lender (expressed as a percentage rate per annum) as determined by it to be attributable to the relevant one of the Loan resulting from the imposition under, or pursuant to, the Bank of

England Act 1998 and/or by the Bank of England and/or the Financial Services Authority and/or the European Central Bank and/or any other relevant regulatory authority of a requirement to pay fees calculated by reference to liabilities used to fund the Loan;

“Market Value” has the meaning giving to it in clause 8.6.2(f);

“Margin” means zero point eight five per cent (0.85%) per annum;

“Master Agreement” means, in relation to each Swap Bank, the master agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified) or, in the case of DSB, any “Deutscher Rahmenvertrag (Rahmenvertrag Für Finanztermingeschäfte)” (or any other form of master agreement relating to interest or currency exchange transactions), made or to be made between that Swap Bank and the Borrower, and includes all transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement and any amending, supplementing or replacement agreements made from time to time (together, the “Master Agreements”);

“Master Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrower to the Swap Banks under the respective Master Agreements;

“Master Agreement Security Deed” means, in relation to each Swap Bank, the security deed executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in relation to certain of the rights of the Borrower under such Master Agreement in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “Master Agreement Security Deeds”);

“Material of Environmental Concern” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“MOA” means, in relation to a Tranche B Ship, a memorandum of agreement made or to be made between the Seller of that Tranche B Ship and the Owner thereof which is the buyer thereof (together, the “MOAs”);

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” in relation to each Ship means the first priority or preferred mortgage of such Ship and (if applicable) the Deed of Covenants supplemental thereto executed or (as the context may require) to be executed by the Owner of such Ship in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (together, the “Mortgages”);

“Mortgaged Ship” means, at any relevant time, any of the Ships which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (each such term as defined in the relevant Security Documents) of which are subject to an Encumbrance pursuant to the relevant Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Advance relative to that Ship and (b) the date on which the relevant Mortgage and/or, as the case may be, the relevant General Assignment shall have been executed and, where appropriate, registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Borrower to the Agent pursuant to clause 4.3 following the Total Loss or sale of the relevant Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means an interest bearing Dollar account of the relevant Owner opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent (acting on the instructions of the Lenders) to be an Operating Account for the purposes of this Agreement (together, the “Operating Accounts”);

“Operator” means any person who is from time to time during the Security Period concerned in the operation of the relevant Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Outstanding Indebtedness” means the aggregate of (a) the Term Advances and interest accrued and accruing thereon (b) the Revolving Advances and interest accrued and accruing thereon, (c) the Expenses, (d) the Master Agreement Liabilities and (e) all other sums of money from time to time owing by the Borrower to the Creditors including, without limitation, default interest, damages, indemnities, costs, expenses, whether actually or contingently under this Agreement, the Master Agreement and the other Security Documents;

“Owner” means in relation to a Ship the registered owner thereof (together, the “Owners”);

“Permitted Encumbrance” means any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to a Ship:

(a) any lien on such Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading; and

(b)

any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount (as defined in the Security Documents);

“Personal Guarantee” means the irrevocable and unconditional guarantee given or, as the context may require, to be given by each Personal Guarantor in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) as security for the Outstanding Indebtedness and any and all other obligations of the Borrower under this Agreement and the Master Agreements (together, the “Personal Guarantees”);

“Personal Guarantors” means the persons nominated by the Borrower and acceptable to the Agent (acting on the instructions of the Lenders) each of whom shall or, as the context may require, may give a Personal Guarantee and in the singular means either of them as the context may require (together, the “Personal Guarantors”);

“Quotation Date” means, in respect of any period in respect of which LIBOR falls to be determined under this Agreement, the second Banking Day before the first day of such period;

“Registry” means, in relation to each Ship, such registrar, commissioner or representative of the respective Flag State who is duly authorised and empowered to register such Ship, its Owner’s title to such Ship and the relevant Mortgage under the laws and flag of such Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrower, any other Security Party and any such Security Party’s Related Companies;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Regulatory Agency” means the Government Entity or other organization in the Flag State which has been designated by the government of the relevant Flag State to implement and/or administer and/or enforce the provisions of the ISM Code;

“Repayment Dates” means, subject to clause 6.3, each of the dates falling at three (3) monthly intervals after the Drawdown Date of the first Term Advance up to and including the Final Maturity Date;

“Repayment Instalment” means each instalment of the Loan which becomes due for repayment by the Borrower to the Lenders on a Repayment Date pursuant to clause 4.1.1;

“Revolving Advance” means the principal amount of each borrowing by the Borrower under the Revolving Facility described in clause 2.2 or (as the context may require) the amount of such borrowing for the time being outstanding and “Revolving Advances” means the aggregate amount of all Revolving Advances outstanding at any relevant time;

“Revolving Facility” means the amount of up to US$300,000,000 (Three hundred million Dollars), which the Lenders agreed to make available to the Borrower by way of a revolving credit facility under the terms and conditions of this Agreement, as the same may be reduced pursuant to any relevant term of this Agreement;

“Revolving Facility Period” means the period commencing on the date hereof and terminating on the Amalgamation Date upon which the Term Advances and the Revolving Advances shall be amalgamated and shall comprise the Loan;

“Security Agent” means DSB;

“Security Documents” means:

(a)	this Agreement;

(b)	the Master Agreements;

(c)	the Master Agreement Security Deeds;

(d)	the Mortgages;

(e)	the General Assignments;

(f)	the Corporate Guarantees;

(g)	the Personal Guarantees;

(h)	the Accounts Pledge Agreements; and

(i)	any Charterparty Assignments;

and any other agreement or document that may has been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Outstanding Indebtedness and/or any and all other obligations of the Borrower pursuant to this Agreement and the Master Agreements and any other moneys from time to time owing by the Borrower under or in connection with this Agreement and/or the Master Agreements and/or any of the other documents referred to in this definition, as each such document may from time to time be amended and/or supplemented, and “Security Document” means any of them as the context may require;

“Security Party” means the Borrower, each Corporate Guarantor (subject to clause 17.4), each Personal Guarantor and any other person who may at any time be a party to any of the Security Documents (other than the Creditors and the Managers) (together, the “Security Parties”);

“Security Period” means the period commencing on the date hereof and terminating on the date upon which the Loan together with all interest thereon and all other moneys payable to the Creditors under this Agreement, the Master Agreements and the other Security Documents have been repaid in full to the Creditors;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is at any relevant time one hundred and twenty five percent (125%) of the aggregate of (i) the Term Loan and (ii) the Revolving Advances and (iii) the Swap Exposure;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders) which is, at any relevant time, the aggregate of (a) the aggregate Market Value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.3 or, as the case may be, 8.2.4 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2 (if any);

“Seller” means, in relation to a Ship, the company named as seller of such Ship in the relevant MOA;

“Ships” means together the Tranche A Ships, the Tranche B Ships and the Additional Ships and “Ship” means any of them as the context may require and for the purposes of this Agreement:

(a) “Tranche A Ships” means, together, the ten (10) Ships listed in schedule 7, and when referred to by name means that Ship, and in the singular means any of them, as the context may require;

(b) “Tranche B Ship” means:

(i)

any of the vessels referred to in schedule 9 nominated by the Borrower or any vessel acquired by a Corporate Guarantor pursuant to the relevant MOA and which vessel is, in either case, with a maximum age of 15 years at the time of the relevant drawdown and of at least 950 TEU and, if of 10,000 TEU or more such vessel to be subject to a ten (10) years Approved Charterparty, and which vessel shall be financed by a Revolving Advance under Tranche B (such Revolving Advances in the aggregate to be in an amount not less than US$165,000,000 (One hundred sixty five million Dollars)), such Revolving Advance shall be used for the purpose stipulated in clause 1.1(b); and

(ii)

any of the vessels referred to in schedule 9 nominated by the Borrower or subject to acceptance by the Lenders, any vessel acquired by a Corporate Guarantor pursuant to the relevant MOA and which vessel is, in either case, of at least 950 TEU and, if of 10,000 TEU or more such vessel to be subject to a ten (10) years Approved Charterparty, and which vessel shall be financed by a Revolving Advance under Tranche B and such Revolving Advance shall be used for the purpose stipulated in clause 1.1(b), and “Tranche B Ships” means any or all of them as the context may require; and

(c) “Additional Ship” means any vessel which is owned, or is to be, purchased by a Subsidiary of the Borrower and which may be offered by the Borrower as additional security as provided in clause 8.2.9;

“SMC” means, in relation to a Ship, a safety management certificate issued in respect of such Ship in accordance with rule 13 of the ISM Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Bank” means a bank or financial institution listed in schedule 6 and acting through its branch indicated in such schedule or its transferee, successor or assign;

“Swap Exposure” means, as at any relevant date, the amount certified by a Swap Bank to the Borrower to be the market-to-market gain or loss under the relevant Master Agreement on the relevant date in relation to all continuing Transactions entered into between the Borrower and such Swap Bank;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Technical Manager” means Costamare or (through a sub-contract made or to be made with Costamare and after prompt notice of the Borrower to the Agent) SHANGHAI COSTAMARE SHIPMANAGEMENT CO. LTD., a company incorporated and existing under the laws of P.R. of China or CIEL SHIPMANAGEMENT S.A., a company incorporated and existing under the laws of Liberia or such other person as may from time to time be approved by the Lenders for the purpose of acting as technical manager of any of the Ships, and includes their respective successors in title (together, the “Technical Managers”);

“Term Advance” means the principal amount of each borrowing by the Borrower under the Term Facility described in clause 2.2 or (as the context may require) the amount of such borrowing for the time being outstanding and “Term Advances” means the aggregate amount of all Term Advances outstanding at any relevant time;

“Term Loan Facility” means the total amount which the Lenders agreed to lend to the Borrower under clause 2.1 as reduced by any relevant term of this Agreement;

“Total Commitment” means, at any relevant time, the aggregate of all the Lenders’ Commitments at such time;

“Total Loss” means, in relation to a Ship:

(a) the actual, constructive, compromised or arranged total loss of a Ship; or

(b) the Compulsory Acquisition of a Ship; or

(c)

the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to the Compulsory Acquisition of a Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the Owner thereof from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within ninety (90) days after the occurrence thereof;

“Transaction” has the meaning given in each Master Agreement;

“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;

“Transferee Lender” has the meaning ascribed thereto in clause 15.3;

“Transferor Lender” has the meaning ascribed thereto in clause 15.3;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 5; and

“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent or any receiver under or pursuant to the Security Documents including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the

Security Agent in the Security Documents, (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof); and

“US-GAAP” means United States generally accepted accounting principles, concepts, bases and policies consistently applied.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2

references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3

references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law and, if not having the force of law, to which the relevant person habitually complies) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to Greek time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7

references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.4.9	words and expressions defined in each Master Agreement, unless the context otherwise requires, have the same meaning when used herein.

1.5	Majority Lenders

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions in writing of the Majority Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders with a Commitment and/or Contribution shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Lenders shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrower and the Lenders) the Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Lender and that the relevant majority shall have been obtained to constitute Majority Lenders whether or not this is in fact the case.

1.6	Lenders’ Commitment

For the purposes of the definition of “Majority Lenders” in clause 1.2, references to the Commitment of a Lender in respect of either Facility shall, if the part of the Total Commitment relating to the relevant Facility has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Lender in respect of such Facility immediately prior to such reduction to zero.

2	THE TOTAL COMMITMENT AND THE ADVANCES

2.1	The Term Loan Facility

2.1.1

Agreement to lend: The Lenders, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrower upon and subject to the terms of this Agreement, the principal sum of up to Seven hundred million Dollars (US$700,000,000). The obligation of each Lender under this Agreement shall be to contribute that proportion of each Advance in respect of the Term Loan Facility which, as at the Drawdown Date of such Advance, its Commitment in respect of the Term Loan Facility bears to the Total Commitment in respect of the Term Loan Facility.

2.1.2	Number and Purpose of Term Advances Agreed: The Term Loan Facility shall be advanced to the Borrower in up to five (5) Term Advances and shall be used for the purposes set forth in clause 1.1.

2.1.3

Limitation of Term Advances: each Term Advance shall not exceed seventy per cent (70%) of the Market Value of the Ship to be financed by such Term Advance, as determined in accordance with the valuation of such Ship obtained pursuant to clause 8.2.3.

2.1.4	Termination of the Term Loan Facility: Any part of the Term Loan Facility undrawn and uncancelled at the end of the relevant Availability Period shall thereupon be automatically cancelled.

2.1.5

Cancellation of the Term Loan Facility: The Borrower shall be entitled to cancel any undrawn part of the Term Loan Facility under this Agreement upon giving the Agent not less than five (5) Banking Days’ notice in writing to that effect, provided, that no Drawdown Notice has been given to the Agent under clause 2.3 for the full amount of the Term Facility or in respect of the portion thereof in respect of which cancellation is required by the Borrower. Any such notice of cancellation, once given, shall be irrevocable. Any amount cancelled may not be drawn. Notwithstanding any such cancellation pursuant to this clause 2.1.5 the Borrower shall continue to be liable for any and all amounts due to the Creditors under this Agreement including without limitation any amounts due to the Creditors under clause 11.

2.2	The Revolving Facility

(a)

Agreement to lend: Subject to the provisions of this Agreement, the Lenders agree to make available to the Borrower a revolving credit facility not exceeding the principal amount of Three hundred million Dollars (US$300,000,000) of which a part in the minimum aggregate amount of US$165,000,000 shall be used in respect of the Tranche B Ships referred to in paragraph (i) of the definition “Tranche B Ship” and the remaining part of the Revolving Facility shall be used in respect of the Tranche B Ships referred to in paragraph (ii) of the definition “Tranche B Ship”. The obligation of each Lender under this Agreement shall be to contribute that proportion of each Revolving Advance which, as at the Drawdown Date of such Revolving Advance, its Commitment in respect of the Revolving Facility bears to the Total Commitment in respect of the Revolving Facility.

(b)

Limitation of Revolving Advances: each Revolving Advance shall not exceed seventy per cent (70%) of the lesser of (i) the Market Value of the Ship to be financed by such Revolving Advance, as determined in accordance with the valuation of such Ship obtained pursuant to clause 8.2.3 or, as the case may be, 8.2.4 and (ii) the Acquisition Cost of such Ship.

2.3	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10:00 a.m. on the third (3rd) Banking Day before the date, which shall be a Banking Day falling within the Availability Period for such Advance, on which the Borrower proposes such Advance is to be made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.4	Disbursement

2.4.1

Disbursement of a Term Advance: Upon receipt of a Drawdown Notice in respect of a Term Advance complying with the terms of this Agreement the Agent shall promptly notify each Lender and each Lender shall, subject to the provisions of clause 9, on the date specified in such Drawdown Notice, make available to the Agent its portion of the relevant Term Advance for payment by the Agent in accordance with clause 6.2 of the relevant Term Advance to the Borrower.

2.4.2

Disbursement of a Revolving Advance: Upon receipt of a Drawdown Notice in respect of a Revolving Advance complying with the terms of this Agreement the Agent shall promptly notify each Lender and each Lender shall, subject to the provisions of clause 9, on the date specified in such Drawdown Notice, make available to the Agent its portion of the relevant

Revolving Advance for payment by the Agent in accordance with clause 6.2 of the relevant Revolving Advance to the Borrower,

provided however that:

(a) the aggregate amount of the Revolving Advances shall not exceed US$300,000,000; and

(b) no Revolving Advance shall be drawn down prior to the drawdown of the first Term Advance.

2.5	Application of Proceeds

The Borrower undertakes with the Creditors to use each Term Advance and each Revolving Advance only for the purposes stated in clause 1.1 provided that, without prejudice to the Borrower’s obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds thereof by the Borrower, and no Creditor shall be under any obligation to monitor the Borrower’s compliance with this undertaking and no breach of this undertaking shall affect the Borrower’s other obligations hereunder.

2.6	Termination of Total Commitment

Any part of the Total Commitment which remains undrawn and uncancelled by the relevant Final Availability Date shall thereupon be automatically cancelled.

2.7	Interests of Lenders and Swap Banks several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders) the rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several and the amount due to any Creditor is a separate and independent debt.

2.8	Individual Lender’s and Swap Bank’s right of action

2.8.1	Each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement;

2.8.2	Each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under the Master Agreement to which such Swap Bank is a party,

without joining the Agent, the Security Agent or any other Lender or any other Swap Bank as additional parties in any proceedings for this purpose.

2.9	Proceedings by individual Lender or Swap Bank requiring Majority Lender consent

Except as provided in clause 2.8, no Lender or Swap Bank may commence proceedings against the Borrower or any other Security Party in connection with a Security Document or a Master Agreement without the prior written consent of the Majority Lenders.

2.10	Obligations of Lenders and Swap Banks several

The obligations of the Lenders under this Agreement and of each Swap Bank under the Master Agreement to which it is a party are several and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

2.10.1	The obligations of the other Lenders or the other Swap Banks being increased; nor

2.10.2	the Borrower, any other Security Party or any other Lender or any Swap Bank being discharged (in whole or in part) from its obligations under any Security Document or under any Master Agreement and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or any Master Agreement.

3	INTEREST AND INTEREST PERIODS

3.1	Normal interest rate

Subject to the provisions of this Agreement, the Borrower shall pay interest on the Loan (or as the case may be, each portion thereof to which a different Interest Period relates), in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Agent to be the aggregate of (i) Margin, (ii) LIBOR for that Interest Period and (iii) the Mandatory Cost Rate (if any). In addition in the event that the Borrower selects (under clause 3.2) an Interest Period for the Loan longer than three (3) months but not longer than twelve (12) months, the Borrower shall, after 3 months from the commencement of such Interest Period, place into a time deposit maintained with the Account Bank in an account in the name of the Borrower and pledged, throughout the remainder of such Interest Period, in favour of the Lenders and the Swap Banks an amount equal to the pro-rata interest on the Loan for the first three (3) months of such Interest Period. Such amount placed into the said time deposit as well as accrued interest thereon up to the end of the relevant Interest Period shall be applied by the Agent in payment of interest on the Loan on the relevant Interest Payment Date and the Borrower hereby irrevocably and unconditionally authorises the Agent and the Account Bank to effect such transfer and application provided, however, that notwithstanding the above proviso, interest on the Loan shall accrue and shall be payable by the Borrower at the rate provided in this clause 3.1 on each Interest Payment Date falling during and on the last Interest Payment Date of, such longer Interest Period and such interest shall be applied by the Agent in payment of interest on the Loan on each such Interest Payment Date.

3.2	Selection of Interest Periods

Subject to clause 3.3, the Borrower may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months or six (6) months or nine (9) months or twelve (12) months or such other period as the Borrower may select and the Agent (acting on the instructions of the Majority Lenders) may approve.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1

the initial Interest Period in respect of each Term Advance shall commence on the date such Term Advance is made and each subsequent Interest Period for the Loan shall commence on the last day of the previous Interest Period for the Loan;

3.3.2

the initial Interest Period in respect of each Term Advance drawn down after the first Term Advance shall end on the same day as the then current Interest Period for the Loan and all Term Advances outstanding on such day shall be consolidated into, and shall thereafter constitute, the Loan;

3.3.3

if any Interest Period for the Loan would otherwise overrun a Repayment Date, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates, the Loan shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3;

3.3.4

the initial Interest Period in respect of each Revolving Advance shall commence on the date such Revolving Advance is made and shall end on the same day as the then current Interest Period for the other Revolving Advances and on such day all Revolving Advances shall be consolidated into, and shall thereafter constitute, a single Revolving Advance and each subsequent Interest Period for the Revolving Advance shall commence on the last day of the previous Interest Period for the Revolving Advance; and

3.3.5

if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) LIBOR for such period and (d) the Mandatory Cost Rate, if any. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.1(b) or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each

Lender shall promptly notify the Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin, the cost of funds to such Lender and the Mandatory Cost Rate, if any. Interest payable by the Borrower as aforesaid shall be compounded quarterly (or if the period fixed by the Agent is longer, at the end of such longer period) and shall be payable on demand.

For the avoidance of doubt, this clause 3.4 does not apply:

(a)

in case the failure to effect a payment under this Agreement or any of the other Security Documents is solely due to technical problems within the relevant Creditor’s payment system which is beyond the control of the Borrower or the relevant Security Party; and

(b)

to any amount payable under a Master Agreement in respect of any continuing Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply or, in the case of the Master Agreement with DSB as Swap Bank, clause 3(4) of that Master Agreement, shall apply.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)

the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period by reasons affecting the London interbank market generally; or

(b) the Agent shall have received notification:

(i) from Lenders with Contributions aggregating not less than one-third (3rd) of the Loan; or

(ii) prior to the Drawdown Date of the first Term Advance to be drawn down hereunder, from Lenders with Commitments aggregating not less than one- third (3rd) of the Total Commitment,

that:

(aa)

deposits in Dollars are not available to such Lenders in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or their Contributions for such Interest Period; and/or

(bb) LIBOR for that Interest Period will not adequately reflect the cost of funding of the Loan for that Interest Period to all Lenders,

the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrower and to each of the Lenders. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Agent.

3.6.2

During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, the Borrower and the Agent in consultation with the Lenders shall negotiate in good faith in order to arrive at a mutually acceptable substitute basis for each Lender to continue its Contribution and, if within such ten (10) day period the Borrower and the Agent (in consultation as aforesaid) shall agree in writing upon such an alternative basis (the “Substitute Basis”)the Substitute Basis should be retroactive to and effective from the first day of the relevant Interest Period. If the Borrower and the Agent (in consultation with the Lenders) fail to agree on a substitute basis within such ten (10) day period, the Borrower shall repay the Loan on the tenth (10th) Banking Day after expiry of such twenty day period, together with accrued interest thereon payable to each Lender at the rate certified by each such Lender and notified through the Agent to the Borrower as being a reasonable interest reflecting the cost to such Lender of funding its Contribution during the period ending on the date of such prepayment, plus the Margin. So long as any Substitute Basis is in force, the Agent shall from time to time (but at least monthly) and in consultation with the Lenders review whether or not the circumstances are such that such Substitute Basis is no longer necessary and, if the Agent so determines it shall notify the Borrower and the Lenders that the Substitute Basis shall cease to be effective from such date as the Agent shall reasonably specify.

4	REPAYMENT AND PREPAYMENT

4.1	Repayment

4.1.1

Repayment of the Loan: The Borrower shall repay the Loan by forty (40) consecutive quarterly Repayment Instalments, one such Repayment Instalment to be repaid on each of the Repayment Dates. Subject to the provisions of this Agreement, the amount of each of such Repayment Instalments shall be as follows:

	(a)	the amount of each of the 1st to 4th (both inclusive) Repayment Instalments shall be in the amount of Six million five hundred thousand Dollars (US$6,500,000);

	(b)	the amount of each of the 5th to 12th (both inclusive) Repayment Instalments shall be Nine million Dollars (US$9,000,000);

(c)

the amount of the Loan outstanding after the repayment of the 12th Repayment Instalment shall be repaid by twenty eight (28) equal consecutive quarterly Repayment Instalments each of which shall be in an amount equal to the formula:

Loan amount (20-WAA)x4]

where:

“WAA” means the weighted average age of all Mortgaged Ships calculated with the following formula:

S1	= WAA
S2

where on the day of application of the formula:

		S1	is the sum of the products of the TEU of all Mortgaged Ships, each multiplied by her age; and

		S2	is the sum of the TEU of all Mortgaged Ships;

The balance of the Loan outstanding after payment of the last Repayment Instalment shall constitute the Balloon Instalment payable together with the last (the 40th) Repayment Instalment on the final Repayment Date.

provided that (a) if the last Repayment Date would otherwise fall after the Final Maturity Date, the last Repayment Date shall be the Final Maturity Date, (b) in the event that the Term Loan Facility is not drawn down in full, the amount of each of the Repayment Instalments (including the Balloon Instalment) shall be proportionally reduced, (c) there shall be no Repayment Dates after the Final Maturity Date and (d) on the Final Maturity Date the Borrower shall also pay to the Agent any and all other moneys then due and payable under this Agreement and the other Security Documents; and

provided further that if any of the Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month in which event such due date shall be the immediately preceding Banking Day.

4.1.2

Supplemental agreement: Upon the Agent’s request, on the Amalgamation Date the Borrower shall enter with the Creditors into an agreement supplemental to this Agreement and any deed of amendment of the Mortgages (if required under the law applicable thereon), wherein it shall be specified the exact amounts of the 28 Repayment Instalments and the Balloon Instalment.

4.1.3

Amalgamation of the Revolving Advances and the Term Advances: on the Amalgamation Date the Revolving Facility shall be terminated and shall be amalgamated with the Term Advances and shall comprise the Loan.

4.2	Voluntary prepayment — Reduction of Revolving Facility

(a)

The Borrower may prepay the Loan in whole or part (such part being in an amount of One million Dollars (US$1,000,000) or any larger sum which is an integral multiple thereof) on (i) any Interest Payment Date relating to the part of the Loan to be repaid without premium or penalty subject always to its obligations under clause 4.5 or (ii) any other day subject always to its obligations under clause 4.5.

	(b)	The Borrower by notice to the Agent may reduce and cancel the Revolving Facility in amounts of minimum One million Dollars (US$1,000,000) or an integral multiple thereof.

4.3	Prepayment on Total Loss or sale

4.3.1

Compulsory Prepayment in case of Total Loss: On any Mortgaged Ship becoming a Total Loss the Borrower shall prepay the Required Amount, without penalty, premium or prepayment fee, together with accrued interest on the Loan to the date of prepayment and all other sums then payable by the Borrower to the Creditors pursuant to this Agreement and the Security Documents, including, without limitation, any amounts payable under clause 11, the latest on the date falling one hundred and eighty (180) days after the date of the Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation (as defined in the relevant Mortgage) is received by the relevant Owner (or the Security Agent or any other Creditor pursuant to the Security Documents).

4.3.2

Compulsory Prepayment in case of sale of a Ship: Immediately upon the sale or other disposal of a Mortgaged Ship to a third party on terms of a sale or other disposal at arms length terms, the Borrower shall prepay to the Lenders the Required Amount, without penalty, premium or prepayment fee, together with accrued interest on the Loan to the date of prepayment and all other sums then payable by the Borrower to the Creditors pursuant to this Agreement, including, without limitation, any amounts payable under clause 11;

and for the purposes of this clause 4.3, “Required Amount” means the higher of (aa) the proportion of the Loan which the Market Value of the relevant Mortgaged Ship bears to the aggregate of the Market Value of all the at the time Mortgaged Ships based on the valuations of such Ships carried out under clause 8.2.3 or, as the case may be, 8.2.4 immediately prior to (1) the Total Loss occurred or, as the case may be, (2) the sale or other disposal of the relevant Mortgaged Ship and (bb) such part of the Loan as shall be necessary to result in the ratio amount of the Loan /Security Value being, after such prepayment, the same as it has been immediately prior to (1) the Total Loss or, as the case may be, (2) the sale or other disposal of the relevant Ship.

4.3.3	Application:

(a)

Each voluntary partial prepayment of the Loan under clause 4.2(a) and each mandatory partial prepayment of the Loan under clause 4.3 which is less than the Outstanding Indebtedness will be applied by the Lender:

		(i)	if it is made as a result of a Total Loss or sale or other disposal of the relevant Ship:

(A)

prior to the Amalgamation Date, and the relevant Ship has been financed (aa) by a Term Advance, in or towards prepayment of the Loan, but without affecting the amount of the first 12 Repayment Instalments, or (bb) by a Revolving Advance, in or towards prepayment of the Revolving Advances, and in such case the Maximum Available Amount of the Revolving Facility shall be increased by an amount equal to the part of amount so prepaid in respect of the Revolving Advances, and

			(B)	after the Amalgamation Date, in or towards pro rata prepayment of the Repayment Instalments and the Balloon Instalment;

(ii)

if it is made as a result of any other voluntary partial prepayment, in or towards prepayment of the Repayment Instalments and/or the Balloon Instalment and/or the Revolving Advances, in such manner of application as the Borrower may determine.

(b) Each voluntary partial prepayment of any Revolving Advance under clause 4.2 will be applied by the Agent in or towards prepayment of such Revolving Advance.

4.3.4	Interpretation: For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(a) in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b) in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)

in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d) in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)

in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of a Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Owner thereof of the use of such Ship for more than ninety (90) days, upon the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Additional voluntary prepayment

4.4.1	The Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 3.6, 6.6 and 12.2:

(a) the Contribution of any Lender to which the Borrower shall have become obliged to pay additional amounts under clauses 6.6 or 12.2; or

(b) any Lender’s Contribution to which a Substitute Basis applies by virtue of clause 3.6.

Upon any notice of such prepayment being given, the Commitment of the relevant Lender shall be reduced to zero.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

4.5.1	accrued interest on the amount to be prepaid to the date of such prepayment in respect of the amount being prepaid;

4.5.2	any additional amount payable under clauses 6.6 or 12.2; and

4.5.3

all other sums payable by the Borrower to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.

4.6	Notice of prepayment

4.6.1

No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Agent at least five (5) days prior written notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

4.6.2	The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.7	No re-borrowing

No amount of the Term Advances prepaid may be re-borrowed, but any Revolving Advance or part thereof which is prepaid (and not cancelled) may be re-borrowed, within the Availability Period relative thereto, subject to the re-borrowing not resulting in the maximum amount of the Revolving Facility exceeding US$300,000,000 (or such other lower amount as a result of any cancellation of the Revolving Facility pursuant to this Agreement).

5	FEES, COMMITMENT COMMISSION AND EXPENSES

5.1	Fees

The Borrower shall pay to the Agent:

5.1.1	an arrangement fee in the amount equal to:

(a) zero point two zero per cent (0.20%) on the amount of the Commitments of HVB and DSB (pro rata to their respective Commitments); and

(b) zero point three zero per cent (0.30%) on the amount of the Commitments of the other Lenders (pro rata to their respective Commitments),

payable on the first Drawdown Date;

5.1.2

for the account of the Arrangers, an agency fee in the amount equal to zero point one five per cent (0.15%) on the amount of the Total Commitment, which shall be split equally between the Arrangers and shall be payable on the date hereof; and

5.1.3

for the account of each Lender, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the Final Availability Date (in relation to each Facility) and on each such Final Availability Date, commitment commission computed from 7th May, 2008 (in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point two five per cent

(0.25%) per annum on the daily undrawn part of the Term Loan Facility and the Revolving Facility.

The fees and commitment commission referred to in this clause 5.1 shall be payable by the Borrower to the Agent, for the account of the relevant Creditors, whether or not any part of the Total Commitment is ever advanced and shall be, in each case, nonrefundable.

5.2	Expenses

The Borrower shall pay to the Agent on a full indemnity basis on demand:

5.2.1

Initial and Amendment expenses: all reasonable and documented expenses (including legal, printing and out-of-pocket expenses) reasonably incurred by the Creditors or any of them in connection with the negotiation, preparation and execution of this Agreement and the other Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or any of the Security Documents and/or in connection with any proposal by the Borrower to constitute additional security pursuant to clause 8.2.1, whether any such security shall in fact be constituted or not;

5.2.2

Enforcement expenses: all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the other Security Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the other Security Documents or the contemplation or preparation of the above, whether they have been effected or not; and

5.2.3

MII costs: reimburse the Agent on demand for any and all costs incurred by the Agent (as supported by vouchers/invoices) in effecting and keeping effected a mortgagee’s interest insurance which the Agent may at any time effect for an amount of 110% of the aggregate of the Loan outstanding at the relevant time upon such terms as shall from time to time be determined by the Agent (herein “MII”), which the Agent may at any time effect on such terms and with such insurers as shall from time to time be determined by the Agent, provided however, that the Agent shall in its absolute discretion appoint and instruct in respect of any such MII the insurance brokers in respect of such insurance and provided further, that in the event that the Agent effects any such insurance on the basis of any mortgagee’s open cover, the Borrower shall pay on demand to the Agent its proportion of premium due in respect of the relevant Ship for which such insurance cover has been effected by the Agent, and any certificate of the Agent in respect of any such premium due by the Borrower (as supported by the necessary invoices/vouchers) shall (save for manifest error) be conclusive and binding upon the Borrower; and

5.2.4	Other expenses: any and all other Expenses,

together with interest at the Default Rate (as conclusively certified by the Agent save in case of manifest error) from the date on which payment of such expenses was demanded to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid by the Borrower in addition to any sum agreed to be paid hereunder, provided that the relevant Creditor shall have confirmed in writing to the Borrower that it has not received or shall not receive a tax credit in respect of any such value added tax.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing its obligations under this Agreement, the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrower gross on the due date in order that each of the Lenders is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Lenders and the Agent shall distribute such payments in like funds as are received by the Agent to the Lenders rateably, in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).

6.2	Payment by the Lenders

All sums to be advanced by the Lenders to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Lenders and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.5	Certificates conclusive

Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

6.6.1

If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2

For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrower to a Swap Bank under or in connection with the Master Agreement to which that Swap Bank is a party as to which sums the relevant provisions of that Master Agreement shall apply.

6.7	Claw-back of Tax benefit

6.7.1

If, following any such deduction or withholding as is referred to in clause 6.6 from any payment by the Borrower, a Lender shall receive or be granted a credit against or remission for any Taxes payable by it, such Lender shall, subject to the Borrower having made any increased payment in accordance with clause 6.6 and to the extent that such Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as such Lender shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Lender (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid. Such reimbursement shall be made forthwith upon such Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige a Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 6.7, be entitled to enquire about a Lender’s tax affairs. Any allocation or determination made by such Lender under or in connection with this clause shall be binding on the Borrower.

6.8	Facility account

Each Lender shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account (being, in the case of any Mortgage which is in statutory form, the “Account Current” referred to in such Mortgage) showing the Term Advances, the Revolving Advances and other sums owing by the Borrower under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

6.9	Agent may assume receipt

Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.10	Partial payments

If, on any date on which a payment is due to be made by the Borrower under any of the Security Documents, the amount received by the Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Lenders under any of the Security Documents, the Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

6.10.1	first, in or towards payment, on a pro rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;

6.10.2

secondly, in or towards payment, on a pro rata basis of any fees and accrued commitment commission payable to the Arrangers, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;

6.10.3

thirdly, in or towards payment to the Lenders, on a pro rata basis, of any accrued interest owing in respect of the Loan which shall have become due under any of the Security Documents but remains unpaid;

6.10.4	fourthly, in or towards payment to the Lenders, on a pro rata basis, of any principal amount in respect of the Loan, on a pro rata basis, which shall have become due but remains unpaid; and

6.10.5

fifthly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses 6.10.2 to 6.10.6 may be varied by the Agent if the Majority Lenders so direct, without any reference to, or consent or approval from, the Borrower.

7	REPRESENTATIONS AND WARRANTIES

7.1	Continuing representations and warranties

The Borrower represents and warrants to each Creditor that:

7.1.1

Due incorporation: the Borrower and each of the other corporate Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liability companies, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2

Corporate power: the Borrower has power to execute, deliver and perform its obligations under the Security Documents to which it is or is to be a party and to borrow the Total Commitment and to enter into Transactions under each Master Agreement and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3

Binding obligations: the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4

No conflict with other obligations: the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or its Related Companies or any other Security Party;

7.1.5

No litigation: no litigation, arbitration or administrative proceeding relating to an amount exceeding in respect of (a) the Group cumulatively US$50,000,000 and (b) each Related Company US$3,000,000 is taking place, pending or, to the knowledge of the officers of the

Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material (in the reasonable opinion of the Majority Lenders) adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

7.1.6

No filings required: save for the registration of each Mortgage in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Security Documents and each of the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7

Choice of law: the choice of English law to govern the Security Documents (other than the Accounts Pledge Agreements, the Mortgages and the Personal Guarantees), the choice of (i) the law of the relevant Flag State to govern each Mortgage (ii) the Greek law to govern the Accounts Pledge Agreements and the Personal Guarantees and (iii) and the submissions by the Security Parties in any of the Security Documents to the non-exclusive jurisdiction of the English courts, are valid and binding;

7.1.8

No immunity: neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9

Consents obtained: every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings: 100% of the total issued share capital of the Borrower and the Corporate Guarantors is directly or in directly held by the Vasileios Konstantakopoulos family; and

7.1.11

Money laundering - acting for own account: the Borrower confirms that it is the beneficiary within the meaning of section 8 of the German Money Laundering Act (“Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten” or “Geldwäschegesetz”) for each part of the Total Commitment made or to be made available to it and it will promptly inform the Agent by written notice if it is not, or ceases to be, the beneficiary and notify the Agent in writing of the name and the address of the new beneficiary. The Borrower is aware that under applicable money laundering provisions, it has an obligation to state for whose account the Total Commitment is being obtained. In relation to the borrowing by the Borrower of the Total Commitment, the performance and discharge of its obligations and liabilities under this Agreement or any of the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement or any of the Documents to which the Borrower is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Community).

7.2	Initial representations and warranties

The Borrower further represents and warrants to each Creditor that:

7.2.1

Pari passu: the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;

7.2.2

No default under other Indebtedness: neither the Borrower nor any of its Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness relating to an aggregate amount exceeding $1,000,000 in respect of each Owner of a Mortgaged Ship or $3,000,000 in respect of each Group member, owner of any other vessel to which such Owner or such Group member is a party or by which it may be bound;

7.2.3

Information: the information, exhibits and reports furnished by any Security Party to the Creditors or any of them in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not materially misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein materially misleading;

7.2.4

No withholding Taxes: no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No default: no Event of Default has occurred and is continuing;

7.2.6

MOA valid: the copy of each MOA to be delivered to the Agent shall be a true and complete copy of such document constituting valid and binding obligations of the parties thereto enforceable in accordance with its terms and no amendments thereto or variations thereof shall have been (or will be) agreed nor shall any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable;

7.2.7

No Rebates: there will be no commissions, rebates premiums or other payments by or to or on account of the Borrower, any other Security Party or, to the knowledge of the Borrower or the relevant Owner or any other person, in connection with the MOA other than as shall be disclosed to the Agent by the Borrower in writing;

7.2.8

No Encumbrance: no Owner has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the Existing Charterparty relative to its Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.9	The Ships: Each Tranche A Ship will, on the Drawdown Date of the Advance relative to such Ship, be:

	(a)	in the absolute ownership of the Owner thereof who is and will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

	(b)	registered through the offices of the relevant Registry as a ship under the laws and flag of the Republic of Greece;

	(c)	operationally seaworthy and in every way fit for service; and

	(d)	classed with the Classification referred to in the relevant Mortgage, free of all overdue requirements and overdue recommendations of the relevant Classification Society;

7.2.10

Ship’s employment: no Tranche A Ship is nor will, on or before the Drawdown Date of the Advance relative to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract (other than the relevant Existing Charterparty or an Approved Charterparty) which, if entered into after the date of the Security Documents would have required the consent of the Lenders or, as the context may require, the Security Agent, in each case acting on the instructions of the Majority Lenders, and, on or before the Drawdown Date of the Advance relative to such Ship, there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

7.2.11

Freedom from Encumbrances: neither any Tranche A Ship, nor its Earnings, Insurances or Requisition Compensation (each as defined in the Security Documents) nor any Operating Account relative to such Tranche A Ship nor Fly other account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date relative to such Ship, subject to any Encumbrance (other than any Permitted Encumbrances);

7.2.12	Compliance with Environmental Laws and Approvals: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

(a)

the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)

the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)

neither the Borrower nor any other Relevant Party nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.13

No Environmental Claims: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against the Owners

(or any of them) or the Ships (or any of them) or any other Relevant Party or any other Relevant Ship or to the best of the Borrower’s knowledge and belief (having made due enquiry) any of their respective Environmental Affiliates;

7.2.14

No potential Environmental Claims: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Material of Environmental Concern from a Ship or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrower nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.15

No material adverse change: there has been no material (in the reasonable opinion of the Majority Lenders) adverse change in the financial position of the Security Parties or any of them or the combined financial position of the Borrower and the Guarantors, from that described by the Borrower or any other Security Party to the Creditors or any of them in the negotiation of this Agreement;

7.2.16

Copies true and complete: the copies or originals of the Management Agreements (including copies of any sub-management agreements made between Costamare and a Technical Manager) delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder; and

7.2.17	Compliance with the ISM Code: each Ship and any Operator complies or will on the drawdown of the Advance relative to such Ship comply with the requirements of the ISM Code;

7.2.18	ISPS Code: each Owner has a valid and current ISSC in respect of its Ship and each Ship shall be in full compliance with the ISPS Code.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall:

(a) be deemed to repeat the representations and warranties in clauses 7.1 (except in relation to 7.1.10)as if made with reference to the facts and circumstances existing on such day; and

(b)

be deemed to further represent and warrant to each of the Creditors that the then latest financial statements delivered to the Agent by the Borrower (if any) have been prepared in accordance with US-GAAP and present fairly and accurately the financial position and the results of the operations of the Borrower and its Subsidiaries (including the Owners) for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor any of its Subsidiaries (including the Owners) had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	UNDERTAKINGS

8.1	General

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will:

8.1.1

Notice of default: promptly inform the Agent of any occurrence of which it becomes aware which might materially and adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Event of Default forthwith upon becoming aware thereof (provided that such Event of Default is continuing at the time of provision of such information to the Agent) and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Event of Default has occurred and is continuing;

8.1.2

Consents and licences: without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the, conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds: use the Term Advances or, as the case may be, the Revolving Advances exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4

Pari passu: ensure that its obligations under the Security Documents to which is a party do and will, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements — Compliance Certificate: prepare or cause to be prepared and furnish the Agent with:

(i)

within ninety (90) days of the end of each semester of each financial year, copies of the unaudited (audited if available) interim consolidated financial statements of the Borrower and its Subsidiaries (including the Owners);

(ii)

within one hundred and eighty (180) days of the end of each financial year, audited annual consolidated financial statements of the Borrower and its Subsidiaries (including the Owners), prepared in accordance with US-GAAP, audited by auditors approved by the Agent, together with profit and loss accounts, and cause the same to be reported on by its auditors and deliver as many copies of the same as the Agent may reasonably require, the first of such statements to be for the financial year ending 31st December, 2008; and

(iii)

within ninety (90) days of the end of the first semester of 2009 and one hundred and eighty (180) after the financial year ending 31st December, 2009 and annually thereafter, a Compliance Certificate duly signed by the chief financial officer of the Borrower in the form set out in schedule 10, duly completed and supported by calculations setting out in reasonable detail the materials underling the statements made in such compliance certificate;

8.1.6

Delivery of reports: deliver to the Agent sufficient copies for all the Lenders of every report, circular, notice or like document (excluding any document containing confidential pricing information and/or any document which is publically filed in connection with regulatory requirements) issued by the Borrower to its shareholders or banks generally;

8.1.7

Provision of further information: provide the Agent with such financial or other information (excluding any information containing confidential pricing information) concerning the Borrower, the Guarantors, the other Security Parties and their respective affairs, activities, financial standing, Indebtedness and operations and the performance of the Ships, as the Agent or any Lender (acting through the Agent) may from time to time reasonably require;

8.1.8

Obligations under Security Documents: and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by them under the Security Documents to which they are a party;

8.1.9	Compliance with ISM Code and ISPS Code: will procure that each Manager and any Operator:

(a)

will comply with and ensure that each Mortgaged Ship and any Operator complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

	(b)	immediately inform the Agent if there is any threatened or actual withdrawal of the Owners’, the Managers’ or an Operator’s DOC or the SMC in respect of any Mortgaged Ship; and

(c)

promptly inform the Agent upon the issue to the any Owner, any Manager or any Operator of a DOC and to any Mortgaged Ship of an SMC or the receipt by any Owner, any Manager or any Operator of notification that its application for the same has been refused; and

(d)

(i) will maintain at all times a valid and current ISSC in respect of each Mortgaged Ship, (ii) immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship and (iii) procure that each Ship will comply at all times with the ISPS Code.

8.1.10

Charters etc.: (a) deliver to the Agent, a certified copy of each Approved Charterparty, forthwith after its execution, (b) forthwith on the Agent’s request execute (i) a Charterparty Assignment of any such Approved Charterparty party in favour of the Security Agent and (ii) any notice of assignment required in connection therewith in such form as the Agent may require in its sole discretion (to be served upon the happening of an Event of Default which is continuing), and promptly procure (upon the happening of an Event of Default which is continuing) the acknowledgement of any such notice of assignment by the relevant charterer in such form as the Agent may require in its sole discretion and (c) pay all reasonable and documented legal and other costs incurred by any Creditor in connection with any such specific assignments, forthwith following the Agent’s demand.

8.1.11

Know your customer and money laundering compliance: provide the Agent with such documents and evidence as the Agent shall from time to time require, based on law and regulations applicable from time to time and the Lenders’ own internal guidelines applicable from time to time to identify the Borrower and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any persons involved or affected by the transaction(s) contemplated by this Agreement and the Agent acknowledges receipt of adequate documents and evidence from the Security Parties that has been submitted to the Agent in compliance of their obligation under this clause 8.1.11.

8.2	Security value maintenance

8.2.1

Security shortfall: If, at any time during the Security Period, the Security Value shall be less than the Security Requirement, the Agent (acting on the instructions of the Majority Lenders) shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)

prepay within a period of thirty (30) days of the date of receipt by the Borrower of the Agent’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)

within thirty (30) days (or such longer period as the Lenders may agree to) of the date of receipt by the Borrower of the Agent’s said notice constitute to the satisfaction of the Agent (acting on the instructions of the Lenders) such further security for the Outstanding Indebtedness as shall be acceptable to the Lenders having a value for security purposes at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date. Such additional security shall be constituted by:

(i)

additional pledged cash deposits in favour of the Lenders in an amount equal to such shortfall with the Account Bank and in an account and manner to be determined by the Agent (acting on the instructions of the Lenders); and/or

(ii)

additional first preferred/priority mortgages on vessel(s) acceptable to the Agent (acting on the instructions of the Lenders) the Market Value of which shall be determined in accordance with clause 8.2.2; and/or

		(iii)	any other security acceptable to all the Lenders at their absolute discretion to be provided in a manner determined by the Agent (acting on the instructions of the Lenders).

The provisions of clauses 4.5 and 4.6 shall apply to prepayments under clause 8.2.1(a).

Any amount prepaid pursuant to clause 8.2.1(a) shall be applied as follows:

		(i)	if it is made prior to the Amalgamation Date, in or towards prepayment of the Loan, but without affecting the amount of the first 12 Repayment Instalments, and

		(ii)	if it is made after the Amalgamation Date, in or towards pro rata prepayment of the Repayment Instalments and the Balloon Instalment.

8.2.2	Valuation of Ships:

(a)

Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Lenders) shall require and whenever is required pursuant to this Agreement by an Approved Valuator appointed by the Borrower and such valuation, subject as hereinafter provided, shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2, provided, however, that in case any Lender does not accept the valuation of such Approved Valuator, the Agent shall appoint a second Approved Valuator to value such Mortgaged Ship and the arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2. In case there is a difference of more than 10% between said two valuations the Agent shall be entitled to obtain a third valuation of the relevant Mortgaged Ship through an Approved Valuator jointly appointed by the Agent and the Borrower and the arithmetic mean of such three valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

(b)

The Market Value of each Mortgaged Ship determined in accordance with the provisions of clause 8.2.3 or, as the case may be, 8.2.4 shall be binding upon the parties hereto until such time as any further such valuation or, as the case may be, valuations shall be obtained.

(c)

The Lenders and the Borrower each agrees to accept such valuation or, as the case may be, valuations made by the Approved Valuators appointed as aforesaid as conclusive evidence of the value of the relevant Mortgaged Ship at the date of such valuation(s).

8.2.3	Valuation of Mortgaged Ship subject to an Approved Charterparty:

(a)

For the purpose of this clause 8.2 the Market Value of a Mortgaged Ship which at the relevant time is subject to an Approved Charterparty with an unexpired term of at least 12 months (excluding any option period) shall be the aggregate of the present values (as conclusively (save in case of manifest error) determined by the Agent) of:

(i)

the Bareboat-equivalent Time Charter Income of such Mortgaged Ship in respect of the remaining unexpired term of the relevant Approved Charterparty excluding any periods for which the relevant Approved Charterparty may be renewed at the option of any party (for the purposes of this clause 8.2, an “option period”); and

		(ii)	the Residual Value of such Mortgaged Ship as determined by the Approved Valuator or as the case may be Approved Valuators as per clause 8.2.2(a) and;

	(b)	For the purposes of this clause 8.2:

(i)

the discount rate which will apply in calculating the present value of the amounts referred to in paragraphs (i) and (ii) of this clause 8.2.3 will be the applicable interest rate swap rate for a period equal to the unexpired term of the relevant Mortgaged Ship’s Approved Charterparty (excluding any option periods (rounded up to the nearest integral year));

(ii)

“Bareboat - equivalent Time Charter Income” means, in relation to a Mortgaged Ship, the aggregate net charter hire to be paid to the Owner of that Mortgaged Ship for the remaining unexpired term of the Approved Charterparty relative to that

Mortgaged Ship at the relevant time (excluding any option periods (as that term is defined in clause 8.2.3(i)) less the aggregate Operating Expenses of that Mortgaged Ship for the same period; and

(iii)

“Residual Value” of the relevant Mortgaged Ship means the current charter-free market value (determined in accordance with clause 8.2.4) of a vessel with identical characteristics to such Mortgaged Ship other than its age which shall, for the purposes of this clause 8.2, be considered to be the age of such Mortgaged Ship at the expiration of the Approved Charterparty to which such Mortgaged Ship is subject at the relevant time (excluding any option periods);

(iv)

“Operating Expenses” means, in relation to a Mortgaged Ship and a relevant period, the expenses for crewing, victualling, insuring, maintenance (including provision for dry-docking and special survey cost and expenses), spares, stores, management and operation of such Mortgaged Ship which are incurred for a vessel of the size and type of such Mortgaged Ship as evidenced by the most recent annual audited Accounting Information (as defined in clause 8.6.2) escalated at the rate of 3% per annum.

8.2.4

Valuation of Mortgaged Ship not subject to an Approved Charterparty: For the purpose of this clause 8.2 the Market Value of a Mortgaged Ship which at the relevant time is not subject to an Approved Charterparty shall be made on the basis of valuation or, as the case may be, valuations made by Approved Valuator(s) per clause 8.2.2(a) as may from time to time be appointed or approved by the Agent. For this purpose, such valuation or, as the case may be, valuations shall be made on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer, but without taking into account any existing charter or other engagement concerning such Mortgaged Ship.

8.2.5

Information: The Borrower undertakes with the Creditors to supply to the Agent and to any Approved Valuator appointed as aforesaid such information concerning each Ship and its condition as such Approved Valuator may reasonably require for the purpose of making any such valuation or, as the case may be, valuations.

8.2.6	Costs: The Borrower shall bear the cost of the following valuations of the Ships:

	(a)	the valuation of the Fleet Vessels as per clause 8.6.5 and, if required pursuant to clause 8.2.2(a), the second valuation and the third valuation of the Ships as provided therein;

	(b)	the valuation referred to in schedule 3, Part 2, paragraph 12; and

(c)

any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrower.

Any other additional valuations shall be obtained at Lenders’ cost.

8.2.7

Valuation of additional security: For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Creditors or any of them shall be determined by the Agent, acting on the instructions of the Majority Lenders, in its absolute discretion without any necessity for the Agent assigning any reason therefor.

8.2.8

Documents and evidence: In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent, acting on the instructions of the Majority Lenders, shall in its absolute discretion require.

8.2.9

Debt Service deficit: If on or about the Amalgamation Date the Agent shall determine that the Cash-flow is not sufficient to cover on an accrual basis the Debt Service for the period commencing on the Amalgamation Date and ending on the date on which an Existing Charterparty or any other Approved Charterparty with the shortest charter period expires, the Agent (upon the instructions of the Majority Lenders) shall give notice to the Borrower of such fact and the Borrower will be obliged, within a period of thirty (30) days of the date of receipt by the Borrower of the Agent’s said notice, either to offer Additional Ship or Ships to be mortgaged in favour of the Security Agent or the Lenders in security of the Outstanding Indebtedness and whose Earnings, Insurances and Requisition Compensation shall be assigned to the Security Agent or the Lenders in security of the Outstanding Indebtedness and the Cash-flow of such Additional Ship or Ships shall be sufficient to cover any Debt Service deficit at the relevant time or to place into a an account in the name of the Borrower maintained with the Account Bank and pledged in favour of the Lenders and the Swap Banks an amount equal to such Debt Service deficit, provided however, that (i) such Additional Ship or Ships shall not be taken into account when calculating the amount of the Repayment Instalments payable as per clause 4.1 after the Amalgamation Date and (ii) such cash pledged will not be deducted from the calculation of 8.6.1(c) covenant).

The above Cash-flow test shall be made by the Agent upon the expiry and/or termination of any Existing Charterparty or any other Approved Charterparty (unless such Existing Charterparty or other Approved Charterparty has been renewed at a hire rate equal to or better than the existing one), in respect of the period commencing on the Amalgamation Date and ending on the date on which such Existing Charterparty or Approved Charterparty (as the case may be) next expires.

8.2.10	Release of security:

(a)

If the Security Value shall at any time exceed the Security Requirement, and the Borrower shall previously have provided further security to the Security Agent pursuant to clause 8.2.1, the Security Agent shall, as soon as reasonably practicable after notice from the Borrower to do so, release any such further security specified by the Borrower provided that the Security Agent is satisfied that, immediately following such release, the Security Value will equal or exceed the Security Requirement.

(b)

If following the Amalgamation Date the Cash flow of the Mortgaged Ships at the time exceeds the Debt Service at the time and the Borrower shall previously have provided further security to the Security Agent pursuant to clause 8.2.9, the Security Agent shall, as soon as reasonably practicable after notice from the Borrower to do so, release any such further security specified by the Borrower provided that the Security Agent is satisfied that, immediately following such release, the Cash Flow of the remaining Mortgaged Ships will equal or exceed the relevant Debt Service.

(c)

If the Security Value exceeds the Security Requirement and provided no Event of Default has occurred and is continuing at the relevant time, the Borrower may request and the Security Agent at the Lenders’ discretion may release any such security comprising the Security Value specified by the Borrower (including, for the avoidance of doubt, any of the Ships) provided that the Security Agent is satisfied that, immediately following such release, the Security Value will equal or exceed the Security Requirement.

8.3	Negative undertakings

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

8.3.1

Negative pledge: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), permit any Encumbrance (except for a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person (including, but not limited to the Borrower’s rights against the Swap Banks under the Master Agreements or all or any part of the Borrower’s interest in any amount payable to the Borrower by the Swap Banks under any Master Agreement) other than in the normal course of its business, provided however that, in relation to the Borrower only, the Agent’s consent shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6;

8.3.2

No merger: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), merge or consolidate with any other person, unless, in the case of the Borrower only, the new entity, being the product of such merger or consolidation, will be, in the sole opinion of the Majority Lenders, at least of equal financial strength and it will assume all the liabilities of the Borrower under this Agreement and the other Security Documents;

8.3.3

Other business: and will procure that no other Security Party will, undertake any business other than the ownership and operation of the respective Ship and will procure that no other Security Party undertakes, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), any business other than that conducted by such Security Party at the date of this Agreement;

8.3.4

Acquisitions: and will procure that no other Owner will, acquire any further assets other than its Ship(s) and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its businesses of owning, operating and chartering its Ship(s) and will procure that no other Security Party will, without the prior written consent (such consent not to be unreasonably withheld) of the Agent (acting on the instructions of the Majority Lenders), acquire any further assets other than in the ordinary course of its business (other than any vessels to be acquired by the Borrower);

8.3.5

Other obligations: and will procure that no other Security Party will, without the prior written consent (such consent not to be unreasonably withheld) of the Agent (acting on the instructions of the Majority Lenders), incur any obligations except for obligations arising under the relevant Management Agreements and the relevant Security Documents to which it is party or contracts entered into in the ordinary course of its business, provided however that, in relation to the Borrower only, the Agent’s consent shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6;

8.3.6

No borrowing: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents and in the ordinary course of its business, provided however that, in relation to the Borrower only, the Agent’s consent shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6;

8.3.7

Repayment of borrowings: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), repay or prepay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents and in the ordinary course of its business, provided however that, in relation to the Borrower only, the Agent’s consent shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6;

8.3.8

Guarantees: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except, in the case of each Owner, for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of its Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of its Ship, provided however that, in relation to the Borrower only, the Agent’s consent shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6;

8.3.9

Loans: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), make any loans or grant any credit (save for intra-group cashflows or normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.10

Sureties: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), permit any Indebtedness of any Security Party to any person to be guaranteed by any person (save, in the case of each Owner, for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of its Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of its Ship or guarantees or undertakings required in the ordinary course of business in relation to the Ships);

8.3.11

Dividends - Share capital and distribution: and will procure that no other Security Party will, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), purchase or otherwise acquire for value any shares of its capital or, declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders, provided however that the Borrower and the Owners shall be entitled to declare and pay dividends or other distributions upon any of the issued shares without the prior written consent of the Lenders, subject to (a) no Event of Default having occurred and being continuing, and (b) the Total Debt does not exceed 70% of the aggregate of the Market Value of all the vessels of the Group (determined as per clause 8.2.3 or clause 8.2.4 as the case may be) and provided further that, in relation to the Borrower only, the Agent’s consent for the purchase or otherwise acquisition for value of any shares of its capital shall not be required so long as this does not result in a breach of its financial covenants under clause 8.6; and

8.3.12

Shareholdings: after the listing of the Borrower in the New York Stock Exchange or NASDAQ permit any change in the legal and/or ultimate beneficial ownership of the Borrower or the Corporate Guarantors from that specified in clause 7.1.10, which may result to the Vasileios Konstantakopoulos family’s direct or indirect holding in the Borrower falling to less than 40% of the total issued share capital of the Borrower provided, always, that prior to the listing of the Borrower in the New York Stock Exchange or NASDAQ no change shall be made without the Lenders prior consent in the ultimate beneficial ownership of the Borrower or the Corporate Guarantors from that specified in clause 7.1.10.

8.4	Positive undertakings

The Borrower hereby undertakes and agrees with each Creditor that it will:

8.4.1

Conveyance on default: where any Ship is (or is to be) sold in exercise of any power conferred on the Security Agent or any other Creditor, execute and procure that the Owner thereof shall execute, forthwith upon request by the Agent, such form of conveyance of such Ship as the Agent may require; and

8.4.2

Mortgage: on the Drawdown Date of the relevant Advance, procure that the respective Owner shall execute, and procure the registration of, the relevant Mortgage under the laws and flag of the relevant Flag State on its Ship.

8.5	Negative undertaking in relation to Ships

The Borrower hereby further undertakes and agrees with each Creditor that it will not and will procure that none of the Owners will let or agree to let any Ship:

8.5.1

without the prior written consent of the Agent acting on the instructions of the Majority Lenders (which consent the Majority Lenders shall have full liberty to withhold) and then, if such consent is given, only subject to such conditions as the Agent (acting on the instructions of the Majority Lenders) may impose, on demise charter for any period; or

8.5.2

without the prior written consent of the Agent acting on the instructions of the Majority Lenders (which consent shall not be unreasonably withheld) on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance.

8.6	Financial Covenants

8.6.1

The Borrower shall ensure that, at all times while compliance with the Financial Covenants is determined in accordance with clause 8.6.2, its financial condition on a consolidated basis and as evidenced by the most recent annual audited Accounting Information, shall be such that:

(a) the ratio of Total Liabilities (after deducting all Cash and Cash Equivalents) to Market Value Adjusted Total Assets (after deducting all Cash and Cash Equivalents) shall not exceed 0.75:1;

(b) the ratio of EBITDA over Net Interest Expense shall be equal to or higher than 2.5:1;

(c)

the aggregate amount of all Cash and Cash Equivalents shall not be less than the greater of (i) $30,000,000 (Thirty Million Dollars) or (ii) 3% of the Total Debt, provided, however, that a minimum cash amount equal to 3% of the Loan outstanding shall be maintained in accounts of the Borrower with the Arrangers (pro rata to their respective Commitments); and

	(d)	the Market Value Adjusted Net Worth shall at all times exceed $500,000,000 (Five hundred million Dollars).

8.6.2	The expressions used in this clause 8.6 shall be construed in accordance with law and US-GAAP as used in the Accounting Information, and for the purposes of this Agreement:

(a)

“Accounting Information” means the annual audited consolidated financial statements of the Borrower and its Subsidiaries (including the Owners) and the interim semi-annual unaudited financial statements of the Borrower and its Subsidiaries (including the Owners), to be provided by the Borrower to the Agent in accordance with clause 8.1.5;

(b)

“Accounting Period” means each consecutive period of twelve (12) months falling during the Security Period for which annually Accounting Information is required to be delivered pursuant to clause 8.1.5;

	(c)	“Cash and Cash Equivalents” means the aggregate of:

		(i)	the amount of freely available credit balances on any deposit or current account;

		(ii)	the market value of transferable certificates of deposit in a freely convertible currency acceptable to the Majority Lenders issued by a prime international bank; and

(iii)

the market value of equity securities (if and to the extent that the Majority Lenders are satisfied that such equity securities are readily saleable for cash and that there is a ready market therefor) and investment grade debt securities which are publicly traded on a major stock exchange or investment market (valued at market value as at any applicable date of determination);

		(iv)	in each case owned free of any Security Interest (other than a Security Interest in favour of the Security Agent) by the Borrower or any of its Subsidiaries where:

			(A)	the market value of any asset specified in paragraph (b) and (c) shall be the bid price quoted for it on the relevant calculation date by the Agent; and

(B)

the amount or value of any asset denominated in a currency other than Dollars shall be converted into Dollars using the Agent’s spot rate for the purchase of Dollars with that currency on the relevant calculation date;

	(d)	“EBITDA” means, in respect of an Accounting Period, the aggregate amount of consolidated profits of the Group, after adding back interest, taxes, depreciation and amortization;

(e)

“Fleet Vessels” means, together, all of the vessels from time to time owned or leased by members of the Group which, at the relevant time, are included within the Total Assets of the Group in the balance sheet of the Accounting Information;

(f)

“Market Value” means, in respect of each Fleet Vessel, the market value thereof determined from time to time in accordance with clause 8.2.3 (or as the case may be clause 8.2.4) and in respect of newbuldings under construction the advances paid adjusted for the difference between the contract price and market value of such newbuldings (such market value to be determined in accordance with clause 8.2.3 or, as the case may be, 8.2.4);

(g)	“Market Value Adjusted Net Worth” means, in respect of an Accounting Period, the amount by which the Market Value Adjusted Total Assets exceed the Total Liabilities;

(h)

“Market Value Adjusted Total Assets” means, at any time, the Total Assets adjusted to reflect the Market Value of all Fleet Vessels (by substituting the value of each Fleet Vessel as specified in the Applicable Accounts with the Market Value of that Fleet Vessel as at the relevant Compliance Date);

(i)

“Net Interest Expenses” means, in respect of an Accounting Period, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with US-GAAP and as shown in the consolidated statements of income for the Group in the Accounting Information;

(j)

“Total Assets” means, in respect of an Accounting Period, the aggregate value of all assets of the Group included in the Accounting Information as “current assets” and the value of all investments and all other tangible and intangible assets of the Group properly included in the Accounting Information as “fixed assets” in accordance with US-GAAP;

(k)

“Total Debt” means, in respect of an Accounting Period, the aggregate on a consolidated basis of the Group of all short term interest bearing bank debt included in the financial statements of the Group under current liabilities plus the long term interest bearing bank debt; and

(l)

“Total Liabilities” means, in respect of an Accounting Period, Total Assets less the aggregate of value of the stockholders’ equity (including minority interests and provisions) of the Group as shown in the relevant Accounting Information,

Provided always that for the calculation of the market value of assets referred to in clause 8.6.1, the valuations obtained as per clause 8.2.3 or, as the case may be, 8.2.4 and in respect of newbuldings under construction the advances paid adjusted for the difference between the contract price and Market Value of such newbuldings (such Market Value to be determined in accordance with clause 8.2.3 or, as the case may be, 8.2.4) will be utilized.

For the avoidance of doubt, it is hereby clarified and agreed, that in any conflict between definitions defined in this clause and definitions of the same terms under US-GAAP or law, the definitions set in this clause will prevail.

8.6.3

Any changes in the accounting principles for the valuation of the assets of the Borrower must be approved beforehand by the Lenders for the purposes of the financial ratios contained in this clause 8.6.

8.6.4

Compliance with the undertakings contained in clause 8.6.1 shall be determined firstly at the end of the first semester of the year 2009 on the basis of the unaudited (audited if available) interim consolidated financial statements to be provided1by the Borrower to the Agent as per clause 8.1.5(i) and thereafter annually starting with the financial year ending 31st December, 2009.

8.6.5

The Borrower shall provide together with the financial statements and the Compliance Certificate as per clause 8.1.5 an annual valuation of the Fleet Vessels, such valuation to be made as per clause 8.2.3 or clause 8.2.4 (as the case may be) at the Borrower’s cost.

8.6.6

The Borrower shall ensure that after the listing of the Borrower in the New York Stock Exchange or NASDAQ and throughout the remainder of the Security Period at least 40% of the total issued share capital of the Borrower shall be directly or indirectly held by members of the Vasileios Konstantakopoulos family.

8.7	Hedging of interest rate risks

The Borrower may, from time to time, enter into Transactions with a Swap Bank for the purpose of hedging all or the part of the interest rate risk (for Interest Periods longer than 12 months) under this Agreement throughout the Security Period, in the amounts set out in schedule 6.

9	CONDITIONS

9.1	Documents and evidence

9.1.1

Commitments: The obligation of each Lender to make its Commitment available shall be subject to the condition that the Agent or its duly authorised representative shall have received and notified the Lenders for such receipt, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 3, in form and substance satisfactory to the Lenders.

9.1.2

Term Advance: The obligation of the Lenders to make available a Term Advance shall be subject to the condition that the Agent or its duly authorised representative shall have received and notified the Lenders for such receipt, on or prior to the drawdown of such Term Advance, the documents and evidence specified in Part 2 of schedule 3, in form and substance satisfactory to the Lenders.

9.1.3

Revolving Advance: The obligation of the Lenders to make available any Revolving Advance shall be subject to the condition that the Agent or its duly authorised representative shall have received and notified the Lenders for such receipt, on or prior to the drawdown of such Term Advance, the documents and evidence specified in Part 3 of schedule 3, in form and substance satisfactory to the Lenders.

9.2	General conditions precedent

The obligation of the Lenders to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1

the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of each Guarantee are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2

the Agent shall be satisfied that there has been no change in the ownership, management, operations and/or adverse change financial condition of any Security Party which (change) might, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), be detrimental to the interests of the Creditors; and

9.2.3	no Event of Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Lenders and may be waived by the Agent, acting on the instructions of the Majority Lenders, in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than two (2) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the Majority Lenders) may request and the Borrower shall, not later than ten (10) Banking Days after such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	EVENTS OF DEFAULT

10.1	Events

There shall be an Event of Default if:

10.1.1

Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, (a) in case any sums are not paid by reason of a problem in the banking payment system at the stipulated time for payment thereof, such sums shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of the due payment date therefore and (b) sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2

Breach of Insurance and certain other obligations: the Borrower or the Owners or the Managers (as the context may require) or any other person fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Security Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of misstatement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or any other person or the Borrower commits any breach of, or omits to observe any of the obligations or undertakings expressed to be assumed by it under, any of clauses 8.2.1, 8.2.9, 8.3, 8.4, 8.5 or 8.6; or

10.1.3

Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Lenders) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Lenders) may require shall not have been taken within ten (10) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.4

Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5

Cross-default: any Borrowed Money (relating to an aggregate amount over US$3,000,000) of any member of the Group or any other Security Party is not paid when due or any Borrowed Money (relating to an aggregate amount over US$3,000,000 of any member of the Group or any other Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant member of the Group or the relevant Security Party of a voluntary right of prepayment), or any creditor of any member of the Group or any other Security Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any member of the Group or any other Security Party relating to Borrowed Money (of an aggregate amount over US$3,000,000)is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant member of the Group or the relevant Security Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in a material (in the reasonable opinion of the Majority Lenders) way the relevant member of the Group’s or the relevant Security Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee (relating to an aggregate amount over US$3,000,000) given by any member of the Group or any other Security Party in respect of Borrowed Money is not honoured when due and called upon (unless the Agent is satisfied that the relevant claim under such guarantee is being contested in good faith and by the appropriate steps); or

10.1.6

Legal process: any final judgment or order (relating to an aggregate amount over US$5,000,000) made against any member of the Group or any other Security Party is not stayed or complied with within thirty (30) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any substantial part of the undertakings, assets, rights or revenues of any member of the Group or any other Security Party and is not discharged within thirty (30) days; or

10.1.7

Insolvency: any Security Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8

Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital, save in relation to the Borrower only, so long as this does not result in a breach of its financial covenants under clause 8.6; or

10.1.9

Winding up: any corporate action, legal proceedings or other procedures or steps are taken for the purpose of winding-up any member of any Security Party or an order is made, (unless the Agent acting on the instructions of the Majority Lenders is satisfied that the relevant legal proceedings are being contested in good faith and by the appropriate steps) or resolution passed for the winding up of any member of the Group or any other Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10

Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or the Agent (acting on the instructions of the Majority Lenders) believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party, (unless the Agent (acting on the instructions of the Majority Lenders) is satisfied that the relevant petition is being contested in good faith and by the appropriate steps); or

10.1.11

Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any substantial part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any member of the Group or any other Security Party; or

10.1.12

Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any member of any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or substantial part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13

Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15

Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16

Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if such Security Party shall deny that it has any, or any further, liability thereunder, unless the relevant Security Party takes such action as shall be required by the Agent (acting on the instructions of the Majority Lenders) to remedy such invalidity or such unenforceability and succeeds in doing so within the period determined by the Agent (acting on the instructions of the Majority Lenders); or

10.1.17	Unlawfulness: it becomes unlawful in or impossible:

(a)

for the Borrower or any other Security Party to discharge any liability under a Security Document or to comply with any other obligation which the Majority Lenders consider material under a Security Document; or

(b) for a Creditor to exercise or enforce any right under, or to enforce any Encumbrance created by, a Security Document; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance in respect of any of the property (or substantial part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20

Material adverse change: there occurs, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), a material adverse change in the financial condition of any Security Party by reference to the financial position of such Security Party as described by the Borrower or any other Security Party to the Agent in the negotiation of this Agreement, provided that such material adverse change affects in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders) the ability of the Borrower to perform all or any of the obligations expressed to be assumed by it under, or otherwise to comply with the terms of, this Agreement; or

10.1.21

Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner the relevant Owner and fails to procure the release of such Mortgaged Ship within a period of thirty (30) days thereafter; or

10.1.22

Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Lenders or the registration of any Mortgaged Ship is not renewed at least fifteen (15) days prior to the expiry of such registration; or

10.1.23

Unrest: the Flag State of any Mortgaged Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means, which (in the reasonable opinion of the Majority Lenders) is likely to adversely and materially (in the reasonable opinion of the Majority Lenders) affect the security created by the Security Documents relative to such Ship and such Ship is not reregistered under a flag acceptable to the Agent (acting on the instructions of the Majority Lenders) within thirty (30) days period after notice of such event has been given to the Borrower; or

10.1.24

Environment: any Owner and/or any Manager in relation to the Mortgaged Ships only and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any Mortgaged Ship is involved in any incident which gives rise or may give rise to an Environmental Claim, which failure (in the reasonable opinion of the

Majority Lenders) is likely to adversely and materially (in the reasonable opinion of the Majority Lenders) affect the security created by the Security Documents; or

10.1.25

P&I: any Owner or any Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the relevant Mortgaged Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where the relevant Mortgaged Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26

Shareholdings: there is any change in the legal and/or ultimate beneficial ownership of any of the shares of the Borrower or the Corporate Guarantors from that existing on the date of this Agreement as set out in clause 7.1.10 save for the necessary changes resulting from (a) the creation of the new corporate structure of the Group (provided that the Vasileios Konstantakopoulos family’s holding (directly or indirectly) in the Borrower remains to 100% of the total issued share capital of the Borrower) and (b) the listing of the Borrower on the New York Stock Exchange or NASDAQ and which change, after the listing of the Borrower in the New York Stock Exchange or NASDAQ may result to the Vasileios Konstantakopoulos family’s (direct or indirect) holding in the Borrower falling to less than 40% of the total issued share capital of the Borrower; or

10.1.27	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.28

Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents; or

10.1.29

Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), is likely materially and adversely (in the reasonable opinion of the Majority Lenders) to affect either (i) the ability of the Borrower to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default, which is continuing:

10.2.1	the Agent may, and if so requested by the Majority Lenders shall, without prejudice to any other rights of the Lenders, by notice to the Borrower declare that:

(a) the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

(b)

the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable and/or

(c)

take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b) the Agent and/or the Lenders are entitled to take under any Security Document or any applicable law; and/or

10.2.2

the Security Agent may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Agent shall take any action (other than termination of a Transaction under a Master Agreement) which, as a result of the Event of Default or any notice served under clause 10.2.1, the Security Agent, the Agent and/or the Lenders and/or the Swap Banks are entitled to take under any Security Document or any applicable law.

10.3	Acceleration

On the service of a notice under clause 10.2.1, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Security Document shall become immediately due and payable or, as the case may be, payable on demand together with the Swap Exposure of each Swap Bank which has terminated any existing Transactions under the Master Agreement to which that Swap Bank is a party.

10.4	Demand basis

If, pursuant to clause 10.2.1(b), the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Lenders shall) by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

10.5	Proof of default

It is agreed that (i) the non-payment of any sum of money in time will be proved conclusively by mere passage of time and (ii) the occurrence of this (non payment) shall be proved conclusively by a mere written statement of the Agent (save for manifest error).

10.6	Creditor Party rights unimpaired

Nothing in this clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or each Swap Bank under a Security Document, Master Agreement or the general law; and, in particular, this clause is without prejudice to clauses 2.8 and 2.9.

10.7	Exclusion of Lender’s liability

10.7.1	Neither any Lender nor any receiver or manager appointed by any Lender, shall have any liability to the Borrower or another Security Party:

(a)

for any loss caused by an exercise of rights under, or enforcement of an Encumbrance created by, a Security Document or by any failure or delay to exercise such a right or to enforce such an Encumbrance; or

(b)

as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such an Encumbrance or for any reduction (however caused) in the value of such an asset,

(c)

except that this does not exempt the Lenders or a receiver or manager from liability for losses proved to have been caused by the wilful misconduct of any Lender’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

11	INDEMNITIES

11.1	Miscellaneous indemnities

11.1.1

The Borrower shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

	(a)	any default in payment of any sum under any of the Security Documents when due;

	(b)	the occurrence of any other Event of Default;

(c)

any prepayment of the Loan or part thereof being made under clauses 4.2, 4.3, 4.4, 8.2.1(a), 12.1 or 14.3 or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

	(d)	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or any other amount owing to such Creditor.

11.2	Currency indenmity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and

(ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

For the avoidance of doubt, clause 11.2 does not apply in respect of sums due from the Borrower to a Swap Bank under or in connection with the Master Agreement to which that Swap Bank is a party as to which sums the relevant provisions of that Master Agreement shall apply.

11.3	Environmental indemnity

The Borrower shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

The Borrower shall on demand promptly indemnify each Lender against any cost incurred or loss suffered by such Lender as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Lender’s Commitment and/or Contribution or deposits obtained by it to fund the whole or part of that Contribution and to the extent such cost or loss is not recoverable by such Lender under clause 12.2.

11.4	Central Bank or European Central Bank reserve requirements indemnity

12	UNLAWFULNESS AND INCREASED COSTS

12.1	Unlawfulness

If any change in, or introduction of, any law, regulation or regulatory requirement or any request of any central bank, monetary, regulatory or other authority or any order of any court renders it unlawful or contrary to any such regulation, requirement, request or order for any Lender to make available its Commitment to the Term Loan Facility and/or the Revolving Facility (or any part thereof) or to maintain or fund its Commitment to the Loan, notice shall be given promptly by the Agent to the Borrower whereupon (a) such Lender’s Commitment shall be reduced to zero and (b), if the Term Loan Facility and/or the Revolving Facility or any part thereof has been made available by the Lenders to the Borrower, the Borrower shall be obliged to prepay such Lender’s Contribution either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2	Increased costs

If the result of (a) any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, directive, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Lender or, as the case may be, its holding company habitually complies) by any governmental authority in any country the laws or regulations of which are applicable on such Lender or (b) compliance by a Lender with any request from or requirement of any central bank (including the European Central Bank) or other applicable fiscal or monetary authority (whether or not having the force of law, but, if not having the force of law, with which such Lender or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, stock or capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements (except to the extent included in the Mandatory Cost Rate) which affects the manner in which a Lender allocates capital resources to its obligations hereunder and the other Security Documents (including (without limitation) those resulting from the implementation of or compliance with any amendment of the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basle Committee on Banking Supervision (July 1988, as amended) or any amendatory or substitute agreement thereof including, without limitation, the new Basle Capital Accord (Basle II) or any law or regulation which implements Basle II), is to:

12.2.1

subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2

increase the cost to, or impose an additional cost on, any Lender or its holding company in making or keeping such Lender’s Commitment available or maintaining or funding all or part of such Lender’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Lender under any of the Security Documents; and/or

12.2.4

reduce any Lender’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Lender’s obligations under any of the Security Documents; and/or

12.2.5

require any Lender or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by such Lender under any of the Security Documents; and/or

12.2.6

require any Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

	(a)	such Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)

the Borrower shall on demand made at any time whether or not such Lender’s Contribution has been repaid, pay to the Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Lender or its holding company regards as confidential) is required to compensate such Lender and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, forgone return or loss.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which a Lender is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	SECURITIES, APPLICATION, SET-OFF AND PRO-RATA PAYMENTS

13.1	Securities

13.1.1

As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrower shall ensure and procure that the following Security Documents are duly executed and, where required, registered in favour of the Security Agent or the Lenders or the relevant Swap Bank (as the case may be) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders) at the time specified herein or otherwise as required by the Agent (acting on the instructions of the Majority Lenders) and ensure that such security consists of:

	(a)	the Master Agreement Security Deeds;

	(b)	the Mortgages;

	(c)	the General Assignments;

	(d)	the Personal Guarantees (to be released as provided in clause 17.4);

	(e)	the Corporate Guarantees (the Guarantee of Costamare (to be released as provided in clause 17.4);

	(f)	the Accounts Pledge Agreements; and

	(g)	any Charterparty Assignments.

13.2	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable (a) in accordance with the provisions of this clause 13.2 or (b) in a manner determined in the Security Agent’s or (as the case may be) the Agent’s discretion, shall be applied in the following manner:

13.2.1

firstly, in or towards payment of Expenses which may be due to the Creditors or any of them and all sums other than principal or interest which may be due to the Creditors or any of them (other than the Swap Banks) under this Agreement and the other Security Documents or any of them at the time of application;

13.2.2	secondly, in or towards payment of any default interest under clause 3.4;

13.2.3	thirdly, in or towards payment of any arrears of interest (other than default interest) due in respect of the Loan or any part thereof;

13.2.4	fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.2.5

fifthly, in or towards payment to any Lender for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid and which amounts are so payable under this Agreement;

13.2.6	sixthly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents;

13.2.7	seventhly, in or towards pro-rata payment to the Swap Banks of any sum owing to them under the Master Agreements; and

13.2.8	eighthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.3	Set-off

13.3.1

Right of Set-off: The Borrower authorises each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time after an Event of Default has occurred and is continuing and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrower to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.3.2

No Creditor shall be obliged to exercise any right given to it by this clause 13.3. Each Creditor shall notify the Borrower through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.

13.3.3	Nothing in this clause 13.3 shall be effective to create a charge or other security interest.

13.3.4

Master Agreement rights: The rights conferred on each Swap Bank by this clause 13 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on each Swap Bank by the relevant Master Agreement. The Borrower acknowledges that each Swap Bank shall be under no obligation to make any payment to the Borrower under the relevant Master Agreement if, at the time that payment becomes due, an Event of Default shall have occurred and is continuing or an event of Termination (as defined in such Master Agreement) shall have occurred.

13.4	Pro rata payments

13.4.1

If at any time any Lender (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Lender or a sub-participant in such Lender’s Contribution or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Lender shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Lender would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:

(a) within two (2) Banking Days of demand by the Agent, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)

the Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the Borrower and shall distribute the same to the Lenders (other than the Recovering Bank) in accordance with clause 6.9; and

(c)

as between the Borrower and the Recovering Lender the excess amount so redistributed shall be treated as not having been paid but the obligations of the Borrower to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.4.2

If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Lender (whether to a liquidator or otherwise) each Lender to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.4.3	Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.4.

13.4.4

Notwithstanding the foregoing provisions of this clause 13.4, no Recovering Lender shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Agent).

13.5	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 13.4 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 13.4.

13.6	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.4.

13.7	Further assurance

The Borrower undertakes with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Lender enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Lenders may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.8	Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

14	ACCOUNTS

14.1	General

The Borrower undertakes with each Creditor that it will:

14.1.1	on or before the Drawdown Date of each Advance to be drawn down, open or procure to be opened the Operating Account(s) relative to the Ship(s) to be financed by such Advance; and

14.1.2

procure that all moneys payable in respect of the Earnings of each Ship to the Owner thereof, unless and until the Agent (acting on the instructions of the Majority Lenders) directs to the contrary pursuant to the provisions of the relevant Mortgage, be paid to the relevant Operating Account, provided however that if any of the moneys paid to any of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and the Borrower hereby irrevocably instructs the Account Bank to) convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Operating Accounts: withdrawals

Unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, none of the Owners shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until an Event of Default shall occur and be continuing and the Agent (acting on the instructions of the Majority Lenders) shall direct to the contrary, each Owner may freely withdraw moneys from the Operating Account relative to its Ship.

14.3	Application of accounts

At any time after the occurrence of an Event of Default which is continuing, the Agent may (and on the instructions of the Majority Lenders shall), without notice to the Borrower, instruct the Account Bank to apply all moneys then standing to the credit of the relevant Account(s) (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.2.

15	ASSIGNMENT, TRANSFER AND LENDING OFFICE

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrower and their respective successors in title.

15.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Security Agent (acting on the instructions of the Lenders).

15.3	Transfers by Lenders

Any Lender (the “Transferor Lender”) may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Lender”) without the prior consent of the Borrower (but after prior consultation with the Borrower) and the other Lenders by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Lender and the Transferee Lender. No such transfer is binding on, or effective in relation to, the Borrower or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Lender, the Transferee Lender and the Agent (on behalf of itself, the Borrower and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Lender’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2

a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Lender in its capacity as a Lender and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)

to the extent specified in the Transfer Certificate, the Transferor Lender’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower had against the Transferor Lender;

	(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

	(c)	the Transferee Lender becomes a Lender with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;

(d)

the Transferee Lender becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the other Creditors and to the extent that the Transferee Lender becomes bound by those provisions, the Transferor Lender ceases to be bound by them;

(e)

an Advance or part of an Advance which the Transferee Lender makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Lender, assuming that any defects in the Transferor Lender’s title and any rights or equities of any Security Party against the Transferor Lender had not existed; and

(f)

the Transferee Lender becomes entitled to all the rights under this Agreement which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them;

15.3.4	the rights and equities of the Borrower or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5

the Borrower, the Account Bank, the Security Agent, the Arrangers, the Swap Banks and the Lenders hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrower, the Transferor Lender and the Transferee Lender.

15.4	Reliance on Transfer Certificate

15.4.1

The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2

The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Lenders holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Lender was transferred to such Lender, and the Agent shall make the said register available for inspection by any Lender or the Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3

The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Lenders from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Lender causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, such Lender shall pay to the Agent on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees, duties and expenses), and all value added tax thereon, verified by the Agent as having been incurred in connection with such transfer.

15.6	Documenting transfers

If any Lender assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Transferor Lender, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Lender) enter into, such documents as may be necessary to transfer to the Transferee Lender all or the relevant part of such Lender’s interest in the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Transferor Lender and/or its Transferee Lender (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Lender may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrower.

15.8	Lending office

Each Lender shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement. If the office through which a Lender is lending is changed pursuant to this clause 15.8, such Lender shall notify the Agent promptly of such change and the Agent shall notify the Borrower, the Security Agent, the Account Bank and the other Lenders.

15.9	Disclosure of information

15.9.1

A Lender may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement such information about the Borrower and/or the other Security Parties as such Lender shall consider appropriate, if such Lender fist procures that the relevant prospective assignee, substitute or transferee or other person (such person together with any prospective assignee, substitute or transferee being hereinafter described as the “Prospective Assignee”) shall undertake to the Borrower to keep secret and confidential and, not without the prior written consent of the

Borrower, disclose to any third party any of the information, reports or documents supplied by such Lender provided however that the Prospective Assignee shall be entitled to disclose any such information, reports or documents in the following situations:

(a) in relation to any proceedings arising out of this Agreement or the other Security Documents to the extent considered necessary by the Prospective Assignee to protect its interest; or

(b) pursuant to a court order relating to discovery or otherwise; or

(c) pursuant to any law or regulation or to any fiscal, monetary, tax, governmental or other competent authority; or

(d) to its auditors, legal or other professional advisers.

In addition, the Prospective Assignee shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated, in conditions free from confidentiality, bona fide from some person other than such Lender.

15.10	No additional costs

If at the time of, or immediately after, any assignment by a Lender of all or any part of its rights or benefits under this Agreement or any transfer by a Lender of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which a Lender lends for the purposes of this Agreement, the Borrower would be obliged to pay to the Assignee or Transferee or (in the case of a change of lending office) such Lender under clauses 6.6 or 12.2 any sum in excess of the sum (if any) which it would have been obliged to pay to such Lender under the relevant clauses in the absence of such assignment, transfer or change, the Borrower shall not be obliged to pay that excess.

16	ARRANGERS, AGENT AND SECURITY AGENT

16.1	Appointment of the Agent

Each Lender irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Lenders hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Lenders for execution by the Agent; and

16.1.2

(whether or not by or through employees or agents) to take such action on such Lender’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Lenders (or as otherwise duly authorised) shall be binding on all the Lenders.

16.3	Agent’s duties

The Agent shall:

16.3.1

promptly notify each Lender of the contents of each notice, certificate or other document received by it, in its capacity as Agent or Security Agent for the Lenders, from the Borrower under or pursuant to this Agreement and the Security Documents; and

16.3.2

(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Lenders may direct.

16.4	Agent’s rights

The Agent may:

16.4.1

in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Lenders, and shall be fully protected in so doing;

16.4.2

unless and until it shall have received directions from the Majority Lenders, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of an Event of Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Lenders;

16.4.3

refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Lenders to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4

deem and treat (i) each Lender as the person entitled to the benefit of the Contribution of such Lender for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Lenders in schedule 1 unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5

rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arrangers or Agent

Neither the Arrangers nor the Agent nor any of their respective employees and agents shall:

16.5.1

be obliged to make any enquiry as to the use of any of the proceeds of the Term Advances and/or the Revolving Advances unless (in the case of the Agent) so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request to the Borrower; or

16.5.2

be obliged to make any enquiry as to any breach or default by the Borrower or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of an Event of Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Lender, in which case the Agent shall promptly notify the Lenders of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrower or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4

be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Lender for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Lenders; or

16.5.7	be liable to any Lender for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arrangers nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of either Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by either Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers (or either of them) or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arrangers (or either of them) or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Lender’s Commitment or Contribution under this Agreement. Neither the Arrangers nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Term Advances and/or any Revolving Advance or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrower’s performance

Neither the Arrangers nor the Agent shall have any responsibility or liability to any Lender:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4

for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrower or any other Security Party to the relevant Ship or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Lenders.

16.8	Reliance on documents and professional advice

Each of the Arrangers and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in either Arranger’s or, as the case may be, the Agent’s employment).

16.9	Other dealings

Each of the Arrangers and the Agent may, without any liability to account to the Lenders, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Lenders as if it were not an Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Lender; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Lenders” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1

Subject to clause 16.11.2, the Agent may, with the consent of the Majority Lenders (unless and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Lenders, shall:

	(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrower and/or any other Security Party; and/or

(b)

vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrower and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Lenders) determine, shall be promptly notified to the Lenders by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Lenders.

16.11.2

Except with the prior written consent of the Lenders, the Agent shall have no authority on behalf of the Lenders to agree (or authorise the Security Agent to agree) with the Borrower and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrower and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

	(a)	reduce the Margin;

	(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

	(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

	(d)	increase any Lender’s Commitment in respect of either Facility;

	(e)	extend any Final Availability Date;

(f)

change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Lenders such that the relevant approval or consent may be given otherwise than with the sanction of all the Lenders;

	(g)	change the order of distribution under clauses 6.9 and 13.2;

	(h)	change clause 8.6.1

	(i)	change this clause 16.11;

	(j)	change the definition of “Majority Lenders” in clause 1.2; or

(k)

release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12	Reimbursement and indemnity by Lenders

Each Lender shall reimburse the Agent (rateably in accordance with such Lender’s Commitment or Contribution), to the extent that the Agent is not reimbursed by the Borrower, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrower under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Lender shall on demand indemnify the Agent (rateably in accordance with such Lender’s Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1

The Agent may, having given to the Borrower and each of the Lenders not less than fifteen (15) days’ notice of its intention to do so and shall if required from the Majority Lenders, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Lenders as a successor agent:

	(a)	a Related Company of the Agent nominated by the Agent which the Lenders hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

	(b)	a Lender nominated by the Majority Lenders or, failing such a nomination,

	(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Lenders. Prior to any such successor being appointed, the Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

16.13.2

Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at no expense to the Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Lenders, the Swap Banks and the Agent irrevocably appoints the Security Agent as its Security Agent and trustee for the purposes of this Agreement and the Security Documents, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Lenders, the Swap Banks and the Agent hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrower and each of the Lenders and the Swap Banks not less than fifteen (15) days’ notice of its intention to do so and shall if required from the Majority Lenders, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Lenders, the Swap Banks and the Agent as a successor security agent and trustee:

	(a)	a Related Company of the Security Agent nominated by the Security Agent which the Lenders and the Swap Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

	(b)	a bank or trust corporation nominated by the Majority Lenders or, failing such a nomination,

	(c)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor Security Agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Lenders and the Swap Banks. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at no expense to the Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1

The Security Agent shall have no duties, obligations or liabilities to any of the Lenders, the Swap Banks and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent, the Lenders and the Swap Banks hereby authorises the Security Agent to enter into and execute and (where required) register:

	(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)

any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Lenders or all Lenders, as applicable) for entry into by the Security Agent, and, in each and every case, to hold any and all security thereby created upon trust for the Lenders, the Swap Banks and the Agent in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Lenders communicated in writing by the Agent, concur with any of the Security Parties to:

	(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

	(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Lenders, the Swap Banks and the Agent by the Security Agent and shall be binding on the other Creditors.

16.15.3

The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Lenders and the Swap Banks communicated in writing by the Agent.

16.15.4

The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Lenders and the Swap Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5

None of the Lenders, the Swap Banks nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.14 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

16.15.6

For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7

Without prejudice to the foregoing each of the Agent and the Lenders and the Swap Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a) the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)

receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2

In its capacity as trustee in relation to the Security Documents specified in clause 16.14, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3

It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Lenders but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Lenders under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Lenders, the Swap Banks and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Lenders, the Swap Banks and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.2.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.2. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Lenders) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Arrangers and/or the Lenders and/or the Swap Banks or any of them to provide for the whole of their respective claims against the Borrower or any other person liable.

16.21	Reconventioning

After consultation with the Borrower and the Lenders and notwithstanding clause 16.11, the Agent shall be entitled to make such amendments to this Agreement as it may determine to be necessary to take account of any changes in market practices as a consequence of the European Monetary Union (whether as to the settlement or rounding of obligations, business days, the calculation of interest or otherwise whatsoever). So far as possible such amendments shall be such as to put the parties in the same position as if the event or events giving rise the need to amend this Agreement had not occurred. Any amendment so made to this Agreement by the Agent shall be promptly notified to the other parties hereto and shall be binding on all parties hereto.

17	NOTICES AND OTHER MATTERS

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2

be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

if to the Borrower at:

COSTAMARE INC. Costamare Shipping Company S.A., 60 Zephyrou Street, Pal. Faliro, 175.64 Athens, Greece, Fax No. (+30210) 9406454 Attention: The Chief Financial Officer

(a) if to DSB in its capacity as joint Arranger and/or Swap Bank and/or Agent and/or Security Agent, at:

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT Domshof 17, 28195 Bremen, Federal Republic of Germany Fax No.: (+0049) 421 3609 293 Attention: International Loans

(b) if to HVB in its capacity as joint Arranger and/or Swap Bank and/or Account Bank, at:

Bayerische Hypo-Und Vereinsbank Aktiengesellschaft, 62 Notara Street, 185 35, Piraeus, Greece Fax No.: +30 210 4126597 Attention: The Manager

(c) if to a Lender, to its address or fax number specified in schedule 1 or in any relevant Transfer Certificate,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrower to any other party, shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrower it shall (except otherwise provided in the Security Documents) be given to the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	Release of certain Guarantors

It is hereby expressly agreed that the Security Agent on the Corporate Structure Completion Date shall release Costamare and the Personal Guarantors from their obligations under their respective Guarantees upon production of certified true copies of the registered share certificates evidencing that the shares in all the Borrower’s Subsidiaries are registered in the name of the Borrower, whereupon Costamare and Personal Guarantors shall cease to be considered as Security Parties hereunder.

17.5	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

18	GOVERNING LAW AND JURISDICTION

18.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrower agrees, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers MR. RICHARD COLEMAN c/o H. Clarkson and Co. Ltd., presently located at 3 Lower Thames Street, London EC3R 6HE, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings, who is hereby authorised to accept such service, which shall be deemed to be good service on the Borrower, provided, however, that the Borrower further agrees that in the event that (i) Mr. Richard Coleman (or any other agent appointed by the Borrower in substitution of Mr. Richard Coleman and acceptable to the Lenders) close or fail to maintain a business presence in England, or (ii) the Lenders, in their sole discretion, shall determine that service of process on the said agents is not feasible or may be insufficient under the Laws of England, then any summons, writ or other legal process issued against the Borrower in England may be served upon Messrs. The Law Debenture Corporate Services Limited, currently located at 5th Floor, 100 Wood Street, London EC2V 7EX, England, (hereinafter called the “Process Agent for English Proceedings”)or their successors, who are hereby authorised to accept such service, which shall be deemed to be good service on the Borrower. The appointment of the Process Agent for English Proceedings shall be valid and binding from the date notice of such appointment is given by the Agent to the Borrower in accordance with Clauses 17.1 and 17.2. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against any Creditor arising out of or in connection with this Agreement.

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
The Lenders and their Commitments

Name	Address and fax number	Commitment (US$)
		Term Loan Facility	Revolving Facility

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	Lending Office Domshof 17 28195 Bremen, Federal Republic of Germany Address for Notices Deutsche Schiffsbank Aktiengesellschaft Domshof 17, 28195 Bremen, Federal Republic of Germany Fax No.: +49 421 3609 293 e-mail: achim.boehme@schiffsbank.com Attn: International Loans	210,000,000	90,000,000

BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT	Lending Office Bayerische Hypo-Und Vereinsbank Aktiengesellschaft, 7 Heraklitou Street, 106 73 Athens, Greece Address for Notices Bayerische Hypo-Und Vereinsbank Aktiengesellschaft, Notara Street, 185 35, Piraeus, Greece Fax No.: +30 210 4126597 e-mail: vassilis.mantzavinos@unicreditgroup.gr Attn: Mr. Vassilis Mantzavinos	210,000,000	90,000,000

CREDIT SUISSE	Lending Office St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No.: 41 61 266 79 39 e-mail:lydia.lampadaridou@credit-suisse.com Address for Notices St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No.: 41 61 266 79 39 e-mail:meike.maettig@credit-suisse.com Attn:Ms. Meike Mättig e-mail:lydia.lampadaridou@creditsuisse.com Attn: Ms. Lydia Lampadaridou	140,000,000	60,000,000

Name	Address and fax number	Commitment (US$)
		Term Loan Facility	Revolving Facility

HSH NORDBANK AG	Lending Office Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Address for Notices Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Fax No.: +49 40/3333 34121 Attn: Mr. Jan Herzel e-mail:jan.herzel@hsh-nordbank.com	105,000,000	45,000,000

FORTIS BANK S.A./N.V.	Lending Office 166 Syngrou Avenue, 17671 Athens, Greece, Address for Notices 166 Syngrou Avenue, 17671 Athens, Greece, Fax No.: e-mail:dimitris.christacopoulos @fortis.com Attn: Mr. Dimitris Christacopoulos	35,000,000	15,000,000

	Total Commitment	70,000,000	300,000,000

Schedule 2
Form of Drawdown Notice
(referred to in clause 2.5)

To:	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT,
Domshof 17, 28195 Bremen,
Federal Republic of Germany
(as Agent)

[  ] 2008

US$1,000,000,000 Facility Agreement dated 22” July, 2008

We refer to the above Facility Agreement and hereby give you notice that we wish to draw down the [  ] [  ] Advance[s] namely USS[  ] on [  ] 200[  ] and select [a first Interest Period in respect thereof of [  ] months] [the first interest period in respect hereof to expire on [  ] 200[  ]]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes an Event of Default;

(b)

the representations and warranties contained in (i) clauses 7.1[(except in relation to 7.1.10)], 7.2 and 7.3(b) of the Facility Agreement and (ii) clause 4 of the Guarantees (except in relation to 4.1(m)) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)

the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)

there has been no material adverse change in our financial position or in the combined financial position of ourselves, the Guarantors, from that described by us or any other Security Party to the Creditors or any of them in the negotiation of the Facility Agreement; and

(e)	we will use the proceeds of the above Advance[s] for our benefit and under our full responsibility and exclusively for the purposes specified in the Loan Agreement.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
COSTAMARE INC.

Schedule 3
Documents and evidence required as conditions precedent
(referred to in clause 9.1)

PART 1

Documents and evidence required as conditions precedent
to the execution of this Agreement:

1	Constitutional documents

Copies, certified by an officer of each Security Party and each Manager as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party and each Manager;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as:

(a) being true and correct;

(b) being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party duly convened and held;

(c) not having been amended, modified or revoked; and

(d) being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3	Certificate of incumbency

a list of directors and officers of each Security Party and each Manager specifying the names and positions of such persons, certified (in a certificate dated 15th July, 2008) by an officer of such Security Party or, as the case may be, such Manager to be true, complete and up to date;

4	Good standing certificate

recent certificates or other evidence satisfactory to the Agent, in its sole discretion, of the existence and good standing of each of the Security Parties and each Manager;

5	Borrower’s consents and approvals

a certificate (dated no earlier than the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Term Advances and/or the Revolving Advances pursuant to this Agreement or the execution, delivery and performance of the Security Documents to which the Borrower is a party;

6	Other consents and approvals

a certificate (dated no earlier than the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Fees

evidence that any fees due under clause 5.1.2 have been paid in full;

8	Borrower’s process agent

a letter from the Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the Security Documents to which the Borrower is a party and in which it is or is to be appointed as the Borrower’s agent; and

9	Marshall Islands legal opinion

an opinion of the Lenders’ legal advisers on Marshall Islands Law matters in relation to the Borrower.

PART 2

Documents and evidence required as conditions precedent to a Term Advance being made:

(in this Part 2 the Tranche A Ship(s) to be refinanced by a Term Advance is herein called the “Relevant Ship(s)”)

1	Drawdown notice

The Drawdown Notice in respect of the relevant Term Advance duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 3 have been fully satisfied;

3	Ship conditions

evidence that each of the Relevant Ship(s):

(i) Registration and Encumbrances

is registered in the name of the Owner thereof through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation (as each such term is defined in the Security Documents relative to such Ship) are free of Encumbrances (save for any Encumbrances in favour of the existing mortgagee(s)) together with evidence that such Encumbrances shall be discharged on drawdown of the relevant Term Advance; and

(ii) Classification

maintains the Classification referred to in the relevant Mortgage free of all overdue requirements and overdue recommendations of the relevant Classification Society which would lead to the withdrawal of class; and

(iii) Insurance

is insured in accordance with the provisions of the relevant Security Documents and all requirements of the relevant Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which each Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

(iv) ISM Code and ISPS Code

(aa) a copy of the DOC applicable to each Relevant Ship and of the SMC applicable to each Manager certified as true and in effect by the Borrower’s lawyer;

(bb)

copies of such ISM Code Documentation as the Agent may by written notice to the Borrower have requested not later than two (2) days before the Drawdown Date certified as true and complete in all material respects by the Borrower and the Borrower’s lawyer; and

(cc) true and complete copy of the ISSC of each Relevant Ship issued pursuant to the ISPS Code.

4	Security Documents

the Master Agreements, the Corporate Guarantee of Costamare, the Personal Guarantees, the Corporate Guarantees of the Owners of the Relevant Ship(s), the Mortgage(s) over the Relevant Ship(s), the Deed(s) of Covenants (if required under the laws of relevant Flag State) supplemental to such Mortgage(s), the General Assignment(s) relative to the Relevant Ship(s), the Account Pledge Agreements, any Charterparty Assignment relative to such Ship(s) which is subject to an Existing Charterparty or an Approved Charterparty, each duly executed;

5	Notices of assignment

duly executed notices of assignment in the forms prescribed by the Security Documents;

6	Mortgages’ registration

evidence that each Mortgage relative to the Relevant Ship(s) has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

7	Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;

8	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents to which such Security Party is a party accepting its appointment under each such Security Document;

9	Fees and commissions

evidence that any fees and commissions payable from the Borrower to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

10	Flag State opinion

an opinion of the Lenders’ legal advisers on matters of Flag State law to the Agent;

11	Liberian legal opinion

an opinion of the Lenders’ legal advisers on Liberian Law matters in relation to the Owners;

12	Valuation

a valuation of each Relevant Ship made on the basis and in the manner specified in clause 8.2.3;

13	Insurance opinion

an opinion from insurance consultants to the Agent, on the Insurances effected or to be effected in respect of the Relevant Ship(s);

14	Manager’s Undertaking(s)-Management Agreement etc.

the Manager’s Undertaking(s) relative to such Ship(s) duly executed and a copy, certified as a true and complete copy by an officer of the relevant Owner or the Borrower’s Lawyer, of each Management Agreement, Existing Charterparty or any Approved Charterparty of the Relevant Ship(s);

15	DOC and application for SMC

a certified copy of each of the DOC and SMC for each Relevant Ship;

16	ISSC

a certified copy of ISSC for each Relevant Ship;

17	Further opinions

such further opinions as the Agent may reasonably require; and

18	Further conditions precedent

such further conditions precedent as the Agent may reasonably require.

PART 3

Documents and evidence required as conditions precedent to any Revolving
Advance being made:

(in this Part 3 the Tranche B Ship(s) to be financed by a Revolving Advance is herein called the “Relevant Ship(s)”)

1	Drawdown notice

The Drawdown Notice in respect of the relevant Revolving Advance duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Parts 1 and 2 of schedule 3 have been fully satisfied;

3	Fees and commissions

evidence that any fees and commissions payable from the Borrower to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

4	Ship conditions

evidence that each of the Relevant Ship(s):

(i) Registration and Encumbrances

is registered in the name of the Owner thereof through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation (as each such term is defined in the Security Documents relative to such Ship) are free of Encumbrances (save for any Encumbrances in favour of the existing mortgagee(s)) together with evidence that such Encumbrances shall be discharged on drawdown of the relevant Revolving Advance; and

(ii) Classification

maintains the Classification referred to in the relevant Mortgage free of all overdue requirements and overdue recommendations of the relevant Classification Society which would lead to the withdrawal of class; and

(iii) Insurance

is insured in accordance with the provisions of the relevant Security Documents and all requirements of the relevant Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which each Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

	(iv)	ISM Code and ISPS Code

		(aa)	a copy of the DOC applicable to each Relevant Ship and of the SMC applicable to each Manager certified as true and in effect by the Borrower’s lawyer;

(bb)

copies of such ISM Code Documentation as the Agent may by written notice to the Borrower have requested not later than two (2) days before the relevant Drawdown Date certified as true and complete in all material respects by the Borrower and the Borrower’s lawyer; and

		(cc)	true and complete copy of the ISSC of each Relevant Ship issued pursuant to the ISPS Code.

	(v)	In case the Relevant Ship is a newly acquired Ship

		(aa)	a copy of the relevant MOA certified as true and complete by the legal counsel of the Borrower;

(bb)

evidence that the ten per cent (10%) deposit in respect of the Relevant Ship and all other sums of money (other than the relevant Revolving Advance) required to be paid by the Owner thereof to the relevant Seller pursuant to the relevant MOA have been duly paid;

		(bb)	evidence to the full satisfaction of the Agent, proving the relevant Seller’s title to the Relevant Ship free of any Encumbrances, debts or claims of any nature whatsoever;

(bb)

duly certified copies of corporate documentation of the relevant Seller proving the due incorporation and existence of the Seller of the Relevant Ship and the due authorisation of the sale of the Relevant Ship and the execution of all documents required in connection therewith;

		(bb)	duly certified copy of the Bill of Sale, the protocol of delivery and acceptance of the Relevant Ship and the SMC, ISSC and DOC as well as of all other Seller’s documents relative to such Ship; and

(bb)

evidence satisfactory to the Agent that the Operator complies with the requirements of the ISM Code, has obtained a DOC for itself, has applied to the appropriate Regulatory Agency for an SMC in respect of the Relevant Ship to be issued pursuant to the ISM Code within any time limit required or recommended by such Regulatory Agency and that neither the Borrower nor any Operator is aware of any reason why such application may be refused.

5	Security Documents

the Corporate Guarantees of the Owners of the Relevant Ship(s), the Mortgage(s) over the Relevant Ship(s), the Deed(s) of Covenants (if required under the laws of relevant Flag State) supplemental to such Mortgage(s), the General Assignment(s) relative to the Relevant Ship(s), any Charterparty Assignment relative to such Ship(s) which is subject to an Existing Charterparty or an Approved Charterparty, each duly executed;

6	Notices of assignment

duly executed notices of assignment in the forms prescribed by the Security Documents;

7	Mortgages’ registration

evidence that each Mortgage relative to the Relevant Ship(s) has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

8	Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;

9	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents to which such Security Party is a party accepting its appointment under each such Security Document;

10	Fees and commissions

evidence that any fees and commissions payable from the Borrower to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

11	Flag State opinion

an opinion of the Lenders’ legal advisers on matters of Flag State law to the Agent;

12	Valuation

a valuation of each Relevant Ship made on the basis and in the manner specified in clause 8.2.3;

13	Insurance opinion

an opinion from insurance consultants to the Agent, on the Insurances effected or to be effected in respect of the Relevant Ship(s);

14	Manager’s Undertaking-Management Agreement etc.

the Manager’s Undertaking(s) relative to such Ship(s) duly executed and a copy, certified as a true and complete copy by an officer of the relevant Owner or the Borrower’s Lawyer, of each Management Agreement, Existing Charterparty or any Approved Charterparty of the Relevant Ship(s);

15	MOA

a copy, certified as a true and complete copy the MOA in respect of the Relevant Ship;

16	DOC and application for SMC

a certified copy of each of the DOC and SMC for each Relevant Ship;

17	ISSC

a certified copy of ISSC for each Relevant Ship;

18	Further opinions

such further opinions as the Agent may reasonably require; and

19	Further conditions precedent

such further conditions precedent as the Agent may reasonably require.

Schedule 4
Form of Transfer Certificate

(referred to in clause 15.3)

TRANSFER CERTIFICATE

Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as agent on its own behalf and on behalf of the Borrower, the Lenders, the Account Bank, the Security Agent, and the Arrangers and the Swap Banks defined in the Facility Agreement referred to below.

[Date] [  ]

Attention: [  ]

This certificate (“Transfer Certificate”) relates to a facility agreement dated [  ] July, 2008 (the “Facility Agreement”) and made between COSTAMARE INC. (the “Borrower”), (2) the Lenders and financial institutions defined therein as banks (the “Lenders”), (3) DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as joint Arranger, Security Agent, Swap Bank and Agent, (3) BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT, as joint Arranger, Swap Bank and Account Bank and (4) HSH NORDBANK AG, as Swap Bank, in relation to a term loan facility of up to Seventy million Dollars (US$700,000,000) and a revolving credit facility of up to Forty one million Dollars (US$300,000,000). Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1

The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Lender under or by virtue of the Facility Agreement and all the Security Documents in relation to [  ] per centum ([  ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title) in respect of each Facility, details of which are set out below:

Date of Advance[s] of [Term Loan Facility] [Revolving Facility]	Amount of Advance[s] of [Term Loan Facility] [Revolving Facility]	Transferor’s [Contribution] [Commitment] to Advance[s] of [Term Loan Facility] [Revolving Facility]	Maturity Date

2

By virtue of this Transfer Certificate and clause 15 of the Facility Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment] in respect of the [Term Loan Facility] [Revolving Facility], which amounts to US$[  ]] [from [  ] per centum ([  ]%) of its [Contribution] [Commitment] in respect of the [Term Loan Facility] [Revolving Facility], which percentage represents US$[     ]].

3

The Transferee hereby requests the Agent (on behalf of itself, the Borrower, the Account Bank, the Security Agent, the Arrangers, the Swap Banks and the Lenders) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1

confirms that it has received a copy of the Facility Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2

confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Arrangers, the Swap Banks, the Lenders or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the Security Documents or any such documents or information;

4.3

agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Arrangers, the Swap Banks, the Lenders or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, or any other Security Party (save as otherwise expressly provided therein);

4.4

warrants that it has power and authority to become a party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Security Documents; and

4.5

if not already a Lender, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Facility Agreement and the Security Documents and agrees to be bound by the terms of the Facility Agreement and the Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2

warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3

agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6

The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7

By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrower, the Agent, the Security Agent, the Arrangers, the Swap Banks, the Account Bank and the Lenders accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Arrangers, the Swap Banks and the Security Agent as provided by the Facility Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arrangers, the Swap Banks or the Lenders:

8.1

makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security Documents or any document relating thereto; or

8.2

assumes any responsibility for the financial condition of the Borrower or any other Security Party or any party to any such other document or for the performance and observance by the Borrower or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9

The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10

The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

11	This Transfer Certificate shall be governed by, and construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Borrower, the Security Agent, the Account Bank, the Arrangers, the Swap Banks and the Lenders.

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution [in respect of the [Term Loan Facility] [Revolving Facility]: US$• Commitment [in respect of the [Term Loan Facility] [Revolving Facility]: US$•
Portion Transferred: •%

Administrative Details of Transferee

Name of Transferee:
Lending Office:

Contact Person:
(Loan Administration Department)
Telephone:
Telefax No:

Contact Person:
(Credit Administration Department)
Telephone:
Telefax No:

[Account for payments:]

Schedule 5

Form of Trust Deed

THIS DECLARATION OF TRUST made by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT (the “Security Agent”) is made on [  ] July, 2008 and is supplemental to (and made pursuant to the terms of) a Facility Agreement dated [  ] July, 2008 (the “Facility Agreement”) and made between (1) COSTAMARE INC., as Borrower, (2) DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as joint Arranger, Security Agent, Swap Bank and Agent, (3) BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT, as joint Arranger, Swap Bank and Account Bank, (4) HSH NORDBANK AG, as Swap Bank and (5) the Lenders and financial institutions mentioned in schedule 1 to the Facility Agreement as the Lenders. Words and expressions defined in the Facility Agreement shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1

The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for certain of the other Creditors on the terms and basis set out in the Facility Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

IN WITNESS whereof the Security Agent has executed this Deed the day and year first above written.

SIGNED, SEALED and DELIVERED as a DEED	)
by	)	Authorised Signatory
and by	)
for and on behalf of	)
Deutsche Schiffsbank Aktiengesellschaft	)
as Security Agent	)	Authorised Signatory

Schedule 6

The Swap Banks

Name	Office	Swap Amount (US$)
Deutsche Schiffsbank Aktiengesellschaft	Domshof 17 28195 Bremen, Federal Republic of Germany	425,000,000
Bayerische Hypo-Und Vereinsbank Aktiengesellschaft	Arabellastrasse 12 81925 Munich Germany	425,000,000

Hsh Nordbank Ag	Martensdamm 6, 24103 Kiel, Federal Republic of Germany	150,000,000

Schedule 7

Details of Tranche A Ships

	Ship name	Owner	Flag	Year built	Size (TEU)

1	ZIM SHANGHAI	Fastsailing Maritime Co.	Greek	2002	4,992

2	MAERSK KOLKATA	Kalamata Shipping Corporation	Greek	2003	6,416

3	MAERSK KINGSTON	Navarino Maritime Corporation	Greek	2003	6,416

4	COSCO NINGBO	Marina Maritime Corporation	Greek	2006	9,469

5	COSCO YANTIAN	Costachille Maritime Corporation	Greek	2006	9.469

6	ZIM NEW YORK	Angistri Corporation	Greek	2002	4,992

7	SINGAPORE EXPRESS	Takoulis Maritime Corporation	Greek	2000	4,890

8	OAKLAND EXPRESS	Fanakos Maritime Corporation	Greek	2000	4,890

9	MAERSK KALAMATA	Merten Shipping Co.	Greek	2003	6,416

10	NEW YORK EXPRESS	Flow Shipping Co.	Greek	2000	4,890

Schedule 8

Details of the Existing Charterparties of the Tranche A Ships

	Ship’s name	Charterer	Date	Period	Hire per day in $

1	ZIM SHANGHAI	Zim Israel Navigation Co. Ltd.	17-08-2000 (as amended)	10 years plus 2+2+2	22,700 to 25,250

2	MAERSK KOLKATA	A.P. Moller-Maersk A/S	05-02-2001 (as amended)	7 years plus 1+/-45 days (fm 13.01.09 30,000)	32,360 to 36,560 (fm 13.01.09 30,000)

3	MAERSK KINGSTON	A.P. Moller-Maersk A/S	05-02-2001 (as amended)	7 years plus 1+/-45 days (fm 28.04.09 30,000)	32,360 to 36,560 (fm 28.04.09 30,000)

4	COSCO NINGBO	Cosco Container Lines Co. Ltd.	16-01-2004 (as amended)	12 years	36,400

5	COSCO YANTIAN	Cosco Container Lines Co. Ltd.	16-01-2004 (as amended)	12 years	36,400

6	ZIM NEW YORK	Zim Israel Navigation Co. Ltd.	17-08-2000 (as amended)	10 years plus 2+2+2	22,700 to 25,250

7	SINGAPORE EXPRESS	Hapag-Lloyd Container Lithe GmbH	18-08-1998 (as amended)	8 years (fm 28.08.08)	30,500

8	OAKLAND EXPRESS	Hapag-Lloyd Container Linie GmbH	18-08-1998 (as amended)	8 years (fm 23.10.08)	30,500

9	MAERSK KALAMATA	A.P. Moller-Maersk A/S	05-02-2001 (as amended)	7 years plus 1+/-45 days (fm 11.06.09 30,000)	32,360 to 36,560 (fm 11.06.09 30,000)

10	NEW YORK EXPRESS	Hapag-Lloyd Container Linie GmbH	18-08-1998 (as amended)	8 years (fm 09.12.08)	30,500

Schedule 9

List of Costamare Fleet vessels

	VESSEL’S NAME	FLAG	REGISTRATION NO. OFFICIAL NO.

1	COSCO GUANGZOU	GREEK	11454
2	COSCO NINGBO	GREEK	11463
3	COSCO YANTIAN	GREEK	11482
4	COSCO BEIJING	GREEK	11492
5	COSCO HELLAS	GREEK	11503
6	MAERSK KAWASAKI	GREEK	11693
7	MAERSK KURE	GREEK	11694
8	MAERSK KOKURA	GREEK	11710
9	SEALAND NEW YORK	GREEK	10726
10	MAERSK KOBE	GREEK	10754
11	SEALAND WASHINGTON	GREEK	10782
12	SEALAND MICHIGAN	GREEK	10797
13	SEALAND ILLINOIS	GREEK	10818
14	MAERSK KOLKATA	GREEK	11088
15	MAERSK KINGSTON	GREEK	11147
16	MAERSK KALAMATA	GREEK	11167
17	ZIM NEW YORK	GREEK	11044
18	ZIM SHANGHAI	GREEK	11060
19	ZIM PIRAEUS	GREEK	11299
20	OAKLAND EXPRESS	GREEK	10796
21	NEW YORK EXPRESS	GREEK	10814
22	SINGAPORE EXPRESS	GREEK	10783
23	MAERSK MANDRAKI	GREEK	11346
24	MAERSK MYKONOS	GREEK	11372
25	SOPHIA BRITANNIA	GREEK	10685
26	MSC WASHINGTON	GREEK	10671
27	MSC TOBA	GREEK	11164
28	MSC KYOTO	GREEK	11160
29	MAERSK TOYAMA	GREEK	10535
30	CAP AKRITAS	HONG KONG	HK1812
31	GARDEN	LIBERIA	13710
32	GENTLE	LIBERIA	13711
33	GATHER	LIBERIA	13709
34	GEM	LIBERIA	13712
35	MSC AUSTRIA	LIBERIA	11596

	VESSEL’S NAME	FLAG	REGISTRATION NO. OFFICIAL NO.

36	MSC GERMANY	LIBERIA	11597
37	MSC MEXICO	LIBERIA	11598
38	HYUNDAI CHALLENGER	HONG KONG	HK2105
39	MSC ANTWERP	GREEK	10274
40	MSC YOKOHAMA	GREEK	10367
41	MSC NAMIBIA	GREEK	10059
42	MSC SUDAN	GREEK	10099
43	SIERRA EXPRESS	GREEK	10084
44	MSC TOGO	LIBERIA	13020
45	MSC TUSCANY	GREEK	9842
46	MSC SICILY	HONG KONG	HK2190
47	MSC ROMANIA II	LIBERIA	11458
48	MSC VENICE	LIBERIA	11459
49	WESTMED II	LIBERIA	11456
50	HORIZON	MALTA	09770
51	WINDWARD	LIBERIA	11457
52	CITY OF GLASGOW	HONG KONG	HK1680
53	LIGURIA	HONG KONG	HK1679

Schedule 10

Form of Compliance Certificate
(referred to in clause 8.1.5)

To:	Deutsche Schiffsbank Aktiengesellschaft,
Domshof 17, 28195 Bremen,
Federal Republic of Germany
(the “Agent”)

From:	COSTAMARE INC.

	(the “Borrower”)	Dated: [ ]

Re: Facility Agreement for up to US$1,000,000,000 dated 22nd July, 2008 (the “Facility Agreement”).

Terms defined in the Facility Agreement shall have the same meaning when used herein.

I, [  ], being the CFO of the Borrower, refer to clause 8.1.5 of the Agreement and hereby certify that, as at [insert date of accounts] and on the date hereof;

1.	Financial Covenants:

(a)

the ratio of Total Liabilities (after deducting all Cash and Cash Equivalents) to Market Value Adjusted Total Assets (after deducting all Cash and Cash Equivalents) in respect of the financial [period/year] concerned is [  ] calculated as follows:

	(b)	the ratio of EBITDA over Net Interest Expense is [ ] calculated as follows;

	(c)	the Borrower maintains Cash and Cash Equivalents of US$[………..] (………..) in accounts with the Arrangers; and

	(d)	the Borrower maintains Market Value Adjusted Net Worth of US$[………….] (………… Dollars) calculated as follows:

[…………..]

2.	Default:

[No Event of Default has occurred and is continuing]

or

[The following Event of Default has occurred and in continuing: [provide details of Event of Default]. [The following steps are being taken to remedy it: [provide details of steps being taken to remedy the Event of Default]].

COSTAMARE INC.

Signed:
Chief Financial Officer

EXECUTION PAGES

SIGNED by	)
Mr. Konstantinos V. Konstantakopoulos	)
for and on behalf of	)
COSTAMARE INC.,	)
as Borrower	)
in the presence of:	)	Attorney-in-fact

Witness:
Name:	Konstantinos Zacharatos
Address:	60 Zephyrou Street, Pal. Faliro,
175.64 Athens, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Klaus Pieper and Mr. Achim Boehme	)
for and on behalf of	)
Deutsche Schiffsbank Aktiengesellschaft,	)
as joint Arranger, Security Agent, Swap Bank,	)
Agent and Lender	)
in the presence of:	)	Attorney-in-fact

Witness:
Name:	Angeliki C. Arcadis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Vassilios Mantzavinos	)
and Mrs. Anastasia Kerpinioti	)
for and on behalf of	)	Attorney-in-fact
Bayerische Hypo-Und	)
Vereinsbank Aktiengesellschaft,	)
as joint Arranger,	)
Account Bank, Swap Bank and Lender	)
in the presence of:	)	Attorney-in-fact

Witness:
Name:	Angeliki C. Arcadis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Mario Béhé	)
for and on behalf of	)
Credit Suisse,	)
as Lender	)
in the presence of:	)	Authorised Officer

Witness:
Name:	Angeliki C. Arcadis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. George Arcadis and Dimitris Christacopoulos	)
for and on behalf of	)	Authorised Officer
Fortis Bank S.A./N.V.,	)
as Lender	)
in the presence of:	)
Attorney-in-fact	)	Authorised Officer

Witness:
Name:	Angeliki C. Arcadis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Charalambos V. Sioufas	)
for and on behalf of	)
HSH Nordbank AG,	)
as Lender and Swap Bank	)
in the presence of:	)	Attorney-in-fact

Witness:
Name:	Angeliki C. Arcadis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law